Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), effective as of the 3rd day of November, 2015 (the “Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the guarantors party hereto (the “Guarantors”), the New Lenders (as hereinafter defined) party hereto and BANK OF MONTREAL, as administrative agent for the New Lenders (the “Administrative Agent”) and as Issuing Bank (the “Issuing Bank”) and CANTOR FITZGERALD SECURITIES, as loan administrator (the “Loan Administrator”).

RECITALS

WHEREAS, the Borrower, the lenders party thereto and the Administrative Agent entered into that certain Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 (as amended pursuant to that certain First Amendment to Credit Agreement and Limited Waiver dated as of February 24, 2015, that certain Second Amendment to Credit Agreement and Limited Waiver dated as of April 17, 2015, that certain Third Amendment to Credit Agreement and Limited Consent dated as of May 28, 2015, that certain Fourth Amendment to Credit Agreement and Limited Consent dated as of June 19, 2015, that certain Fifth Amendment to Credit Agreement and Limited Waiver dated as of July 10, 2015 and that certain Partial Agency Transfer Agreement dated as of November 3, 2015, the “Credit Agreement”);

WHEREAS, the Borrower has requested (a) to borrow additional loans (the “New Loans”) on the date of effectiveness of this Amendment having the terms and conditions applicable to the “Loans” as such term is defined in Exhibit A attached hereto and (b) that the New Lenders agree to amend the terms and conditions in the Credit Agreement relating to all “Loans” (as such term is defined in the Credit Agreement) outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Loans”) so that the terms and conditions applicable on and after the date of effectiveness of this Amendment to the Existing Loans shall be substantially identical to the New Loans;

WHEREAS, on the Effective Date but prior to giving effect to this Amendment each Lender who held any Existing Loans (the “Exiting Lenders”) will assign and transfer the Existing Loans to the Persons purchasing the existing Loans pursuant to the Effective Date Assignments (the “New Lenders”), it being understood and agreed that Existing Loans are being assigned and transferred to the New Lenders and that such assignment and transfer is not a repayment or satisfaction of the Existing Loans;

WHEREAS, on the Effective Date the Loan commitment of each New Lender will be as indicated on Exhibit B attached hereto (each, a “Commitment”);

WHEREAS, upon the effectiveness of this Amendment, each New Lender severally has agreed to make New Loans to the Borrower in an amount equal to the excess (if any) of its Commitment over the amount of its Existing Loans, with the proceeds of such New Loans to be applied as set forth in Exhibit A attached hereto; and

WHEREAS, the New Lenders have agreed to effectuate the foregoing and to amend the Credit Agreement as set forth in this Amendment and Exhibit A attached hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the New Lenders, the Administrative Agent, the Loan Administrator and the Issuing Bank agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement.

(a)                                 Amendment and Restatement.  The Credit Agreement (excluding the Exhibits and Schedules thereto (other than specific schedules expressly set forth on Exhibit A)) (it being agreed, for the avoidance of doubt, that notwithstanding anything in Exhibit A hereto to the contrary, nothing in this Amendment amends or modifies the Exhibits and Schedules to the Credit Agreement except as expressly set forth in Sections 2(b) and 2(c) and 2(d) of this Amendment) is, effective as of Effective Date (as hereinafter defined), hereby amended in its entirety as set forth in Exhibit A hereto, and as so amended (as so amended and as otherwise amended or modified by this Amendment, the “Amended Credit Agreement”), and as otherwise amended or modified by this Amendment, is hereby ratified, approved and confirmed in each and every respect.  By executing this Amendment each New Lender hereby consents and agrees to the amendments and modifications to the Credit Agreement contained in this Amendment, and hereby authorizes the Administrative Agent and the Loan Administrator to execute the Amended Credit Agreement on such Lender’s behalf to further confirm such amendment.  All Obligations under the Credit Agreement and the Loan Documents shall continue to be outstanding and shall be governed in all respects by this Amendment and the Amended Credit Agreement and the other Loan Documents, it being understood that neither this Amendment nor the Amended Credit Agreement constitute a novation, satisfaction or reborrowing of any Obligations under the Credit Agreement or any other Loan Document.

(b)                                 Amendment to Annex 1.  Annex 1 to the Amended Credit Agreement is hereby amended by replacing such Annex to the Amended Credit Agreement with Annex 1 attached hereto as Exhibit B.

(c)                                  Amendment to Exhibit B.  Exhibit B to the Amended Credit Agreement is hereby amended by replacing such Exhibit to the Credit Agreement with Exhibit B attached hereto as Exhibit C.

(d)                                 Amendment to Exhibit E.  Exhibit E to the Credit Agreement is hereby amended by replacing such Exhibit to the Credit Agreement with Exhibit E attached hereto as Exhibit E.

3.                                      Funding Mechanics.

(a)                                 Funding.  Upon the occurrence of the Effective Date, each Lender severally shall make New Loans to the Borrower in an aggregate amount of up to the excess of its Commitment over the amount of its Existing Loans, with the proceeds of the New Loans applied as required by Section 7.21 of the Amended Credit Agreement;

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(b)                                 Funding of Assignments and New Loans.  Notwithstanding the foregoing, the parties hereto hereby agree that the assignment and amendments contemplated hereby and the mechanism for funding described in Section 3(a) above may occur in whole or in part by means of each New Lender on the Effective Date (pursuant to the Assignment and Assumptions referenced in Section 7(b) below (the “Effective Date Assignments”) and/or by executing this Amendment) (i) funding an amount to the Loan Administrator equal to the entire amount of its Commitment on the Effective Date, (ii) being deemed to use a portion of the funded amount in clause (i) to fund its New Loan, if any, and (iii) being deemed to use a portion of the funded amount in clause (i) to pay the consideration payable by such New Lender to the Exiting Lenders on the Effective Date under the Effective Date Assignments, in an amount equal to the purchase price of the Existing Loans purchased by such New Lender in accordance with its Effective Date Assignment.  The Loan Administrator shall allocate such funds (including by making payments in accordance with the Effective Date Assignments to the Exiting Lenders prior to the effectiveness of this Amendment) to give effect to the assignments and transfer of Existing Loans to the New Lenders.

(c)                                  Waiver.  The parties hereto hereby waive, to the extent otherwise applicable, any notice requirements under the Credit Agreement (other than the Notice of Borrowing required under Section 2.03 of the Amended Credit Agreement) for the assignment and transfer of the Existing Loans to the New Lenders.

4.                                      Conversion of Existing Loans.  The parties hereto hereby acknowledge and agree that, effective as of the Effective Date, the Existing Loans shall be immediately and automatically converted into term loans with the characteristics and attributes attributed to “Loans” as set forth in the Amended Credit Agreement.

5.                                      Ratification. Each of the Borrower and the Guarantors hereby (a) ratifies and reaffirms (after giving effect to this Amendment) all of its respective payment and performance obligations under the Credit Agreement and each of the Loan Documents to which it is a party, (b) agrees and acknowledges that the Amended Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and/or modified by this Amendment, and (c) ratifies and reaffirms any guarantee of the Obligations under the Loan Documents to which it is a party and the grant of security interests and liens by it under any of the Loan Documents to which it is a party, and confirms and agrees that such guarantees, security interests and liens hereafter guaranty or secure, as applicable, all of the Obligations under the Credit Agreement as amended hereby.  Except as provided herein, nothing in this Amendment or the other Loan Documents in any manner (i) impairs or adversely affects the continuation of the liability of the Borrower and the Guarantors for the Obligations incurred, granted, pledged and/or assigned prior to the Effective Date to the Lenders under the Credit Agreement and the other Loan Documents or (ii) impairs, limits, terminates, waives, extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders, the Administrative Agent or the Loan Administrator created by or contained in any of such documents, nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

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6.                                      Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Administrative Agent, the Loan Administrator and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors; (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the representations and warranties contained in the Amended Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, immediately prior to, and after giving effect to, the “Loans” (as defined in the Amended Credit Agreement) being made on the Effective Date; (d) after giving effect to this Amendment, no Default or Event of Default exists under the Amended Credit Agreement or under any Loan Document as of the Effective Date; (e) the execution, delivery and performance of this Amendment have been duly authorized by the Borrower and the Guarantors and are within each such Loan Party’s constitutive powers and do not (i) contravene such Loan Party’s constitutive documents, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, or (iv) except for the Liens created or to be created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, in each case referred to in clauses (ii) and (iii), to the extent that such violation conflict, breach or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (f) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party is required for the due execution, delivery, recordation, filing or performance by the Borrower or any other Loan Party of this Amendment, or for the consummation of each aspect of the transactions contemplated hereby.

7.                                      Conditions to Effectiveness.  This Amendment shall become effective on the Effective Date upon satisfaction of the following conditions:

(a)                                 The Loan Administrator and the New Lenders shall have received counterparts of this Amendment executed by each other, the Borrower, the Guarantors, the Loan Administrator and the New Lenders.

(b)                                 The Administrative Agent, the Loan Administrator, the New Lenders and their counsel shall have received copies of fully executed Assignment and Assumptions entered into by the New Lenders pursuant to which all Existing Loans shall be assigned and transferred on date hereof (with such assignments to be effective by their terms

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immediately prior the effectiveness of this Amendment) by the Exiting Lenders to the New Lenders, and such Assignment and Assumptions shall be in form and substance reasonably satisfactory to the New Lenders and their respective counsel.

(c)                                  The Administrative Agent, the Loan Administrator, the New Lenders and their counsel shall have received a copy of a fully executed amendment to the Intercreditor Agreement in form and substance satisfactory to the New Lenders and their respective counsel.

(d)                                 The New Lenders and their counsel shall have received copies of fully executed documentation by which the Issuing Bank shall be provided, immediately following the funding of the New Loans on the Effective Date, cash collateral for outstanding letters of credit which documentation shall be in form and substance reasonably satisfactory to the Issuing Bank, the New Lenders and their respective counsel (which such documentation may be documented in the Amended Credit Agreement).

(e)                                  The Administrative Agent, the Loan Administrator, the New Lenders and their counsel shall have received copies of any agreement or instrument entered into in connection with this Amendment (not already described in clauses (a) through (d) above (including amendments, if any, to and forbearances, if any, with respect to the Security Instruments, the Second Lien Term Loan Documents and the documentation for the Senior Notes), each of which shall be in form and substance consistent with the terms set forth in that certain term sheet attached hereto as Exhibit D (the “Term Sheet”) and otherwise reasonably satisfactory to the New Lenders and their respective counsel.

(f)                                   The New Lenders shall be satisfied that there shall not occur as a result of this Amendment, the conversion and funding of the “Loans” (as defined in the Amended Credit Agreement) on the Effective Date, the payment of fees and expenses in connection therewith, and the consummation of the other transactions contemplated hereby (collectively, the “Financing Transactions”), a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Borrower’s or Guarantors’ debt instruments and other material agreements (other than as contemplated by the Senior Notes Forbearance Agreement or the Second Lien Forbearance Agreement).Such determination by the New Lenders shall be binding on the Administrative Agent and the Loan Administrator without further inquiry.

(g)                                  All necessary governmental and third party consents and approvals necessary in connection with the Financing Transactions shall have been obtained and shall remain in effect; and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the Financing Transactions.

(h)                                 The Administrative Agent for the benefit of the New Lenders shall have a valid and perfected first priority lien on and security interest in any Collateral granted under the Amended Credit Agreement and the Loan Documents (or, with respect to the mortgages delivered in connection herewith, will have a valid and perfected first priority lien on and security interest in the Collateral described therein, upon filing in the appropriate county filing office (the “Mortgage Qualification”)).

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(i)                                     The Administrative Agent, the Loan Administrator and the New Lenders shall have received the Borrower’s initial 6-week budget (the “Initial Budget”) giving effect to the Financing Transactions, which will govern the use of the proceeds of the New Loans which Initial Budget shall be in form and substance satisfactory to the New Lenders.

(j)                                    After giving effect to this Amendment and the funding of the New Loans, no Default or Event of Default shall exist under the Amended Credit Agreement or under any Loan Document as of the Effective Date.

(k)                                 The Borrower shall have provided evidence to the Administrative Agent, the Loan Administrator, the New Lenders, the Second Lien Agent and the lenders under the Second Lien Term Loan Documents that a first priority perfected security interest in favor of the Administrative Agent for the benefit of the first lien secured parties (and a second priority perfected security interest in favor of the Second Lien Agent for the benefit of the second lien secured parties) shall exist on all Oil and Gas Properties necessary to ensure that the Mortgaged Properties represent at least the Minimum Collateral Amount, subject to the Mortgage Qualification.

(l)                                     The representations and warranties contained in the Amended Credit Agreement and the Loan Documents shall be true and correct on and as of the Effective Date in all material respects as though made as of the Effective Date (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, immediately prior to, and after giving effect to, the funding of the New Loans being made on the Effective Date.

(m)                             The funding of the Loans being made on the Effective Date shall not violate any law (including, without limitation, the Securities Exchange Act of 1934), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party and shall not be enjoined, temporarily, preliminarily or permanently.

(n)                                 The Borrower shall have paid (i) to the Administrative Agent, the Loan Administrator and the New Lenders all fees and expenses owed to each in accordance with Section 12.03 of the Amended Credit Agreement, to the extent invoiced to the Borrower on or prior to the Effective Date, and (ii) to the extent not covered by the preceding clause (i), any and all fees and expenses of the advisors to the ad hoc group of Senior Noteholders and the ad hoc group of Second Lien Lenders incurred through the Effective Date in accordance with the Term Sheet, to the extent invoiced to the Borrower on or prior to the Effective Date.

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(o)                                 The Borrower shall have entered into fully executed engagement letters with both the legal and financial advisors of the ad hoc group of Senior Noteholders and the ad hoc group of Second Lien Lenders in form and substance satisfactory to such ad hoc groups.

(p)                                 The New Lenders and their advisors shall have completed to their respective satisfaction their due diligence review related to the Financing Transactions (and shall have received all information reasonably requested by them in connection therewith).

(q)                                 The Administrative Agent and the New Lenders shall have received, in form and substance reasonably satisfactory to the New Lenders, a legal opinion of Kirkland & Ellis LLP counsel to the Loan Parties related to this Amendment and the Amended Credit Agreement and the continuation and perfection of existing UCC Article 9 security interests securing the Obligations.

(r)                                    The existing Swap Agreement between Bank of Montreal and the Borrower shall have been terminated (it being acknowledged by said parties that such termination is voluntary and mutually agreed to).

8.                                      Outstanding Indebtedness; Release.  (a) Without limiting any other obligations owed under the Credit Agreement, the Borrower and the Guarantors hereby acknowledge and agree that (a) immediately prior to the effectiveness of this Amendment on the Effective Date, $5,000,000 in outstanding principal amounts of Loans, $12,842.47 of accrued and unpaid interest on such principal amount in an amount determined in accordance with the provisions of the Credit Agreement, are payable by the Borrower to the Lenders pursuant to the Credit Agreement without defense, offset, withholding, counterclaim or deduction of any kind, and (b) immediately prior to the effectiveness of this Amendment, giving effect to the Effective Date Assignments, the Existing Loans held by the New Lenders are outstanding and constitute all Existing Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment.

(b) In further consideration of Administrative Agent’s, Loan Administrator’s and the New Lenders’ execution of this Amendment, each Loan Party, individually and on behalf of its respective successors (including any trustees acting on behalf of such Loan Party, and any debtor-in-possession with respect to such Loan Party), assigns, Subsidiaries and Affiliates, hereby forever releases Administrative Agent in its capacity as Administrative Agent, the Loan Administrator in its capacity as Loan Administrator and each New Lender, in its capacity as lender under the Amended Credit Agreement, and their respective successors, assigns, parents, Subsidiaries, and Affiliates and their respective officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of actions (whether at law or in equity), and obligations of every nature whatsoever, whether liquidated or unliquidated, whether matured or unmatured, whether fixed or contingent that such Loan Party has or may have against the Releasees, or any of them, which arise from or relate to any actions which the Releasees, or any of them, have or may have taken or omitted to take in connection with the Credit Agreement as amended herein or the other Loan Documents prior to the date hereof (including with respect

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to the Obligations and any third parties liable in whole or in part for the Obligations); provided, however, that for the avoidance of doubt this release does not apply to any items related to the Second Lien Term Loan or the facility itself, the Senior Notes or any claim related to the Second Lien Loan Documents or the Senior Notes; provided, further, this release does not (a) apply to any release of the Releasees from any agreements, covenants, liabilities or obligations under any of the Loan Documents or in respect of the “Obligations” or (b) constitute a release of, or covenant not to sue, in respect of any Releasee arising from the gross negligence, willful misconduct or fraud (actual or constructive) of any Releasee.  This provision shall survive and continue in full force and effect whether or not the Loan Parties shall satisfy all other provisions of the Credit Agreement as amended hereby or the other Loan Documents.

9.                                      Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.  Signature by PDF or other electronic signature shall be as effective as a manual counterpart thereof.

10.                               Governing Law . This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

11.                               Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as modified by this Amendment.  Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

12.                               Amendment is a Loan Document; References to Credit Agreement.  This Amendment is a Loan Document, as defined in the Credit Agreement.  All references in the Credit Agreement to “this Agreement” shall mean the Credit Agreement as modified by this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Effective Date.

BORROWER:

MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

GUARANTORS:

MAGNUM HUNTER RESOURCES LP, a Delaware limited partnership

By: Magnum Hunter Resources GP, LLC, its general partner

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

MAGNUM HUNTER RESOURCES GP, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

TRIAD HUNTER, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

[Signature Page to Sixth Amendment to Credit Agreement]

MAGNUM HUNTER PRODUCTION INC., a Kentucky corporation

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

NGAS HUNTER, LLC

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

BAKKEN HUNTER CANADA, INC., a corporation existing under the laws of the Province of Alberta

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

BAKKEN HUNTER, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

MAGNUM HUNTER MARKETING, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

VIKING INTERNATIONAL RESOURCES CO., INC., a Delaware corporation

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

[Signature Page to Sixth Amendment to Credit Agreement]

SHALE HUNTER, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

HUNTER REAL ESTATE, LLC, a Delaware limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

TRIAD HOLDINGS, LLC, an Ohio limited liability company

By:	/s/ Joseph C. Daches
Name:	Joseph C. Daches
Title:	Chief Financial Officer

[Signature Page to Sixth Amendment to Credit Agreement]

ISSUING BANK

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

LOAN ADMINISTRATOR

CANTOR FITZGERALD SECURITIES

By:	/s/ James Bond
Name:	James Bond
Title:	Chief Operating Officer

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

AmTrust International Insurance, Ltd.

By:	/s/ Harry Schlachter
Name:	Harry Schlachter
Title:	V.P.

LENDER:

National General Reinsurance, LTD

By:	/s/ Peter Rendall
Name:	Peter Rendall
Title:	COO & Treasurer

LENDER:

CVC European Credit Opportunities (No. 8) S.a r.l

By:	/s/ Jennifer Patrickakos
Name:	Jennifer Patrickakos
Title:	Authorized Signatory

LENDER:

CVC Credit Partners Global Special Situations Holdings, L.P.

By:	/s/ Jennifer Patrickakos
Name:	Jennifer Patrickakos
Title:	Authorized Signatory

LENDER:

CVC Global Credit Opportunities Master Fund, L.P.

By:	/s/ Scott Bynum
Name:	Scott Bynum
Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Farmstead Master Fund, Ltd.

By:	/s/ Michael Scott
Name:	Michael Scott
Title:	Managing Member

LENDER:

OC 530 Offshore Fund, Ltd.

By:	/s/ Graham Quickley
Name:	Graham Quickley
Title:	Director - CFO

LENDER:

KAYNE ENERGY CREDIT OPPORTUNITIES, LP

By: Kayne Anderson Capital Advisors, L.P. as its General Partner

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

LENDER:

YOUNG MEN’S CHRISTIAN ASSOCIATION RETIREMENT FUND

By: Kayne Anderson Capital Advisors, L.P. as its Manager

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

LENDER:

River Birch Master Fund L.P.

By:	/s/ Edward O’Connell
Name:	Edward O’Connell
Title:	Director of Operations

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

P River Birch Ltd.

By:	/s/ Edward O’Connell
Name:	Edward O’Connell
Title:	Authorized Signer

LENDER:

Third Point Offshore Master Fund L.P.

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

LENDER:

Third Point Partners L.P.

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

LENDER:

Third Point Ultra Master Fund L.P.

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

LENDER:

Third Point Partners Qualified L.P.

By:	/s/ James P. Gallagher
Name:	James P. Gallagher
Title:	CAO

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Wingspan Master Fund, LP by
Wingspan GP, LLC, as its general partner

By:	/s/ Brendan Driscoll
Name:	Brendan Driscoll
Title:	Chief Financial Officer

LENDER:

Western Asset Opportunistic Value Portfolio, L.L.C.

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset High Yield Credit Energy Portfolio, LLC

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Indiana University

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

AST Academic Strategies Asset Allocation Portfolio

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Western Asset Strategic US Dollar High Yield Portfolio LLC
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Short-Dated High Yield Master Fund, Ltd.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Short Duration High Income Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Premier Bond Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Western Asset Opportunistic US Dollar High Yield Securities Portfolio, LLC
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Middle Market Income Fund Inc.

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Middle Market Debt Fund Inc.

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Managed High Income Fund Inc.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Macro Opportunities Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Western Asset High Yield Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset High Yield Defined Opportunity Fund Inc.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Strategic High Income Opportunity Fund Inc. (HIO)
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset High Income Fund II Inc.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Western Asset Global Partners Income Fund Inc.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Global Multi Strategy, LLC
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Global High Yield Bond Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Global High Income Fund Inc.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Western Asset Floating Rate High Income Fund, LLC
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Credit Opportunities Portfolio, L.L.C.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Bank Loan (Offshore) Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Western Asset Bank Loan (Multi-Currency) Master Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

The Walt Disney Company Retirement Plan Master Trust
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Stichting Pensioenfonds DSM Nederland
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Southern California Edison Company Retirement Plan Trust
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

LMP Corporate Loan Fund, Inc.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Legg Mason Western Asset US High Yield Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Legg Mason Western Asset Senior Loans Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Legg Mason Western Asset Global Multi-Strategy Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Legg Mason Western Asset Global High Yield Bond Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Legg Mason Western Asset Global Credit Absolute Return Fund.
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Legg Mason Partners Variable Income Trust - Legg Mason Western Asset Variable Global High Yield Bond Portfolio
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Legg Mason Global Multi Strategy Bond Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Kern County Employees Retirement Association
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Kaiser Permanente Group Trust
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Kaiser Foundation Hospitals
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

John Hancock Variable Insurance Trust - High Yield Trust
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

John Hancock II High Yield Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

John Hancock Fund II Floating Rate Income Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Intl Union, UAW Master Pension
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

International Union, UAW - Strike Trust
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Guidestone Global Bond Fund
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Employees’ Retirement System of the State of Rhode Island
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Diago Pension Scheme
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Consulting Group Capital Markets High Yield
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

California State Teachers’ Retirement System
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

Ascension Health Master Pension Trust

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Ascension Alpha Fund, LLC

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

Allegheny Technologies Incorporated Master Pension Trust
BY: Western Asset Management Company as Investment Manager and Agent

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

1199 SEIU Health Care Employees Pension Fund

By:	/s/ Joanne Dy
Name:	Joanne Dy
Title:	Authorized Signatory

LENDER:

HIGHBRIDGE PRINCIPAL STRATEGIES — SPECIALTY LOAN FUND III, L.P.

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

HIGHBRIDGE PRINCIPAL STRATEGIES — NDT SENIOR LOAN FUND, L.P.

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

LENDER:

HIGHBRIDGE SPECIALTY LOAN SECTOR D INVESTMENT FUND, L.P.

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

LENDER:

HIGHBRIDGE AIGUILLES ROUGES SECTOR A INVESTMENT FUND, L.P.

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

LENDER:

HIGHBRIDGE PRINCIPAL STRATEGIES — SPECIALTY LOAN INSTITUTIONAL FUND III, L.P.

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

LENDER:

HIGHBRIDGE PRINCIPAL STRATEGIES - SPECIALTY LOAN VG FUND, L.P.

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

LENDER:

HIGHBRIDGE SPECIALTY LOAN INSTITUTIONAL HOLDINGS LIMITED

By:	/s/ Jeffrey Fitts
Name:	Jeffrey Fitts
Title:	Managing Director

LENDER:

Q Opportunity Fund, Ltd.
By: Amalgamated Gadget, L.P., as Investment Manager
By: Scepter Holdings, Inc., its General Partner

By:	/s/ Noel Nesser
Name:	Noel Nesser
Title:	CAO & Treasurer

LENDER:

FIFTH STREET STATION LLC

By:	/s/ Sean Meeker
Name:	Sean Meeker
Title:	Analyst

LENDER:

GOLDMAN SACHS ASSET MANAGEMENT, L.P., on behalf of its participating funds and accounts listed on Schedule A

By:	/s/ Jean Joseph
Name:	Jean Joseph
Title:	Managing Director

[Signature Page to Sixth Amendment to Credit Agreement]

Exhibit A

Amended Credit Agreement

EXECUTION VERSION

$60,000,000

FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

dated as of

October 22, 2014

and amended as of

November 3, 2015

among

MAGNUM HUNTER RESOURCES CORPORATION,
as Borrower,

BANK OF MONTREAL,
as Administrative Agent,

CANTOR FITZGERALD SECURITIES,

as Loan Administrator

and

THE LENDERS PARTY HERETO,

as Lenders

i

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

TABLE OF CONTENTS (CONT’D)

Annex I	Commitments
Annex II	Schedule 9.02
Annex III	Letters of Credit
Annex IV	Litigation
Annex V	Asset Sales - Schedule of Dispositions

Exhibit A	Form of Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Assignment and Assumption
Exhibit F	Form of Joinder Agreement
Exhibit G	Forms of U.S. Tax Compliance Certificates

Schedule 1.01B	Unrestricted Subsidiaries as of the Effective Date
Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries

TABLE OF CONTENTS (CONT’D)

Page

Schedule 7.16	Properties
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 8.20	Post-Closing Matters
Schedule 9.02	Debt
Schedule 9.03	Liens
Schedule 9.05	Investments

v

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 22, 2014 (the “Effective Date”), as amended to November 3, 2015, is among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), each of the Lenders from time to time party hereto, BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), CANTOR FITZGERALD SECURITIES, as loan administrator for the Lenders (in such capacity, together with its successors in such capacity, the “Loan Administrator”) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Syndication Agent.

R E C I T A L S

A.            The Borrower, each of the Lenders party thereto, the Administrative Agent and Credit Suisse AG, Cayman Island Branch, as syndication agent are parties to that certain Fourth Amended and Restated Credit Agreement, as amended by that certain (i) First Amendment to Credit Agreement and Limited Waiver, dated February 24, 2015, (ii) Second Amendment to Credit Agreement and Limited Waiver, dated April 17, 2015, (iii) Third Amendment to Credit Agreement and Limited Consent, dated May 28, 2015, (iv) Fourth Amendment to Credit Agreement and Limited Consent, dated June 19, 2015, and (v) Fifth Amendment to Credit Agreement and Limited Waiver, dated July 10, 2015 (as so amended, the, “Prior Agreement”).

B.            The Borrower has requested that the Lenders amend certain provisions of the Prior Agreement.

C.            The Borrower, the Lenders, the Administrative Agent and the Loan Administrator have agreed to enter into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”), dated as of November 3, 2015 (the “Amendment Effective Date”) to revise certain provisions of the Prior Agreement as provided herein.

In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree that the Prior Agreement is amended by the Sixth Amendment to read in its entirety as follows:

ARTICLE I
Definitions and Accounting Matters

Section 1.01         Terms Defined Above.

As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02         Certain Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Loans” has the meaning assigned to such term in Section 2.01.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning given in the introductory paragraph.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Loan Administrator.

“Affected Loans” has the meaning assigned to such term in Section 5.06.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means the Prior Credit Agreement as amended by the Sixth Amendment, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month interest period in effect on such day plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective day of such change in the Prime Rate, the Federal Funds Effective Rate and the Adjusted LIBO Rate, respectively.

“Amendment” means the Sixth Amendment to Fourth Amended and Restated Credit Agreement dated as of the Amendment Effective Date.

“Applicable Margin” means (i) in respect of Eurodollar Loans, 4.00%; and (ii) in respect of ABR Loans, 3.00%.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Commitments represented by such Lender’s Commitment as such percentage is set forth on Annex I or in an Assignment and Assumption Agreement, as the case may be (or, to the extent such Commitments are terminated, the percentage of the Loans held by such Lender as a percentage of the principal amount of all Loans outstanding).

“Approved Petroleum Engineers” means an independent petroleum engineer or engineers proposed by the Borrower and approved by the Majority Lenders.

“Asset Sale” means any sale, assignment, farm-out, conveyance or transfer of any asset.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section

12.04(b)), and accepted by the Loan Administrator, in the form of Exhibit E or any other form approved by the Loan Administrator.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrower” has the meaning given in the introductory paragraph.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Budget” shall have the meaning set forth in Section 8.01(o).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas and New York, New York, are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Leases” means, in respect of any Person, all leases that shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateral” means the cash and deposit account or securities account balances pledged and deposited by the Borrower to the Issuing Bank, for the benefit of the Issuing Bank, as collateral for payments to be made pursuant to the Letters of Credit, including all checks, drafts, certificates and instruments, if any, from time to time deposited or held in such deposit account or securities account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such deposit account or securities account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Restricted Subsidiaries.

“Change in Control” means the occurrence of any of the following:

(a)           acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date) of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower;

(b)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and the Restricted Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(c)           the adoption of a plan relating to the liquidation or dissolution of the Borrower; or

(d)           the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking into effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or any foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“CLO” means any Person (other than a natural Person) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans as set forth on Annex I, or in the Assignment and Assumption pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04.

“Company Competitor” means other operating companies (and their Subsidiaries and readily identifiable Affiliates) in the exploration and production of crude oil, natural gas or NGL resources or the related midstream industry.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Net Income” means with respect to the Borrower and the Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Restricted Subsidiaries after allowances for Taxes payable by the Borrower and the Restricted

Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Restricted Subsidiary, as the case may be; (b) any extraordinary gains or losses (excluding any unrealized gains and losses under FAS 133) during such period; and (c) any gains or losses (excluding any unrealized gains and losses under FAS 133) attributable to writeups or writedowns of assets; and provided further that (i) if the Borrower or any Restricted Subsidiary consummates any acquisitions during any fiscal quarter and the inclusion of the effect of all such acquisitions in the calculation of EBITDAX, as if such acquisitions had occurred on the first day of the relevant testing period, would have increased EBITDAX by 15% or more of the EBITDAX for the immediately preceding fiscal quarter (as such EBITDAX may have been adjusted pursuant to this proviso), then the Consolidated Net Income shall be calculated after giving pro forma effect to all such acquisitions, as if such acquisitions had occurred on the first day of such period; and (ii) if the Borrower or any Restricted Subsidiary consummates any dispositions during any fiscal quarter and the actual EBITDAX generated by the assets that were the subject of all such dispositions is 15% or more of the EBITDAX for the immediately preceding fiscal quarter (as such EBITDAX may have been adjusted pursuant to this proviso), then Consolidated Net Income shall be calculated after giving pro forma effect to all such dispositions, as if such dispositions had occurred on the first day of such period.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Borrower who:

(a)           was a member of such Board of Directors on the Effective Date; or

(b)           was nominated for election or elected to such Board of Directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved or consented to by a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 40% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (k) Disqualified Capital Stock; and (l) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment.  The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debt Incurrence” means any issuance or sale by the Borrower or any Restricted Subsidiary of any Debt.

“Debt Incurrence Proceeds” means, with respect to any Debt Incurrence, all cash and cash equivalents received by the Borrower or any Restricted Subsidiary from such Debt Incurrence after payment of, or provision for, all underwriter fees and expenses, original issue discount, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred in connection with such Debt Incurrence.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“DIP Financing” shall mean, as to any Person, any debtor in possession financing or similar arrangement entered in connection with any bankruptcy or insolvency proceeding of the Borrower or any of its Restricted Subsidiaries.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date; provided, however, Disqualified Capital Stock shall not include Series C, Series D or Series E preferred stock permitted under Section 9.02, so long as no dividends or distributions (other than accruals in kind) are made with respect thereto.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period calculated on a trailing four quarter basis plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, expenses associated with the exploration of Oil and Gas Properties, all non-cash charges and adjustments (including stock-based compensation, impairment of asset values, non-cash adjustments to derivative carrying values, non-cash adjustments to asset retirement obligations and other similar items as from time to time required under GAAP) and all non-recurring expenses, minus all non-cash income added to Consolidated Net Income.

“Effective Date” means October 22, 2014.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Restricted Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.  The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“Equity Issuance” means any issuance of Equity Interests (including any preferred Equity Interests) or any contribution on account of Equity Interests (including any preferred Equity Interests) by or into the Borrower or any Restricted Subsidiary (other than any issuance by a Restricted Subsidiary to another Restricted Subsidiary or the Borrower or any contribution by the Borrower or another Restricted Subsidiary in a Restricted Subsidiary).

“Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash and cash equivalents received by the Borrower or any Restricted Subsidiary from such Equity Issuance after payment of, or provision for, all underwriter fees and expenses, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other reasonable out-of-pocket fees and expenses actually incurred in connection with such Equity Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means each trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary is treated as a “single employer” under Section 414(b) or (c) of the Code, or solely for the proposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eureka Hunter” means Eureka Hunter Pipeline, LLC, a Delaware limited liability company.

“Eureka Hunter Holdings” means Eureka Hunter Holdings, LLC, a Delaware limited liability company.

“Event of Default” has the meaning assigned to such term in Section 10.01.

“Excepted Liens” means:

(a)           Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(b)           Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c)           statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are (i) not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP or (ii) on account of past due trade payables;

(d)           contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP (or, with respect to royalty interests, such liens will not reasonably be expected to result in a Material Adverse Effect), provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto;

(e)           Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution;

(f)            easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such Property subject thereto;

(g)           Liens on cash, letters of credit, or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, transportation contracts, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(h)           judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; and

(i)            Liens arising from UCC financing statement filings regarding operating leases entered into by the Borrower and the Restricted Subsidiaries in the ordinary course of business covering only the Property under lease; provided that that Liens described in clauses (a) through (e) shall remain Excepted Liens only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Disbursement” has the meaning set forth in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such

Recipient’s failure to comply with Section 5.04(g) and (d) any U.S. federal withholding taxes imposed under FATCA.

“Exit Fee Due Date” has the meaning set forth in Section 3.06(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreement that implements or modifies the provisions of the foregoing (together with any laws implementing such agreement).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“FCPA” has the meaning assigned to such term in Section 7.23(c).

“Fee Letter” means the letter agreement dated November 3, 2015, between the Borrower and the Loan Administrator pertaining to certain fees and expenses payable to the Loan Administrator.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.  Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.06.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, the Administrative Agent, the Loan Administrator or any Lender (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantor” means all Restricted Subsidiaries of the Borrower and any other Person that becomes a party to the Guaranty pursuant to the terms hereof.

“Guaranty” means that certain Second Amended and Restated Guaranty dated as of the Effective Date, executed by the Guarantors, in favor of the Administrative Agent, as amended, modified, supplemented or restated from time to time.

“Highest Lawful Rate” means, as to any Lender, the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received by such Lender under applicable laws with respect to an obligation, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.  The determination of the Highest Lawful Rate shall, to the extent required by applicable law, take into account as interest paid, taken, received, charged, reserved or contracted for any and all relevant payments or charges under the Loan Documents.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Incremental Facilities” has the meaning set forth in Section 2.06(a).

“Incremental Lenders” has the meaning set forth in Section 2.06(a)(ii).

“Incremental Loans” has the meaning set forth in Section 2.06(a).

“Incremental Tranche A Loans” has the meaning set forth in Section 2.06(d).

“Incremental Tranche B Loans” has the meaning set forth in Section 2.06(d).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document or (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Budget” has the meaning set forth in the Amendment.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Effective Date, among the Administrative Agent, the Second Lien Agent (and acknowledged and agreed by the Loan Parties), as amended by the Amendment to Intercreditor Agreement on the Amendment Effective Date and as the same may be further amended, supplemented, modified or restated in accordance with the terms thereof.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.  Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means Bank of Montreal, in its capacity as issuer of the Letters of Credit.

“Joinder Agreement” means the Addendum and Joinder Agreement substantially in the form of Exhibit F.

“Lenders” means the Tranche A Lenders, the Tranche B Lenders and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letters of Credit” mean those certain letters of credit outstanding under the Prior Credit Agreement as in effect immediately prior to giving effect to the Amendment and listed on the Annex III hereto.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Bloomberg Page BBAM1 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Loan Administrator from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and, in each case, for a maturity comparable to such Interest Period are offered by the principal London office of the Loan Administrator in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) royalties, production payments and the like payable out of Oil and Gas Properties.  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, encroachments, exceptions or reservations.  For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Amendment, the Notes, the Security Instruments, the Intercreditor Agreement, the Fee Letter and the Guaranty.

“Loan Parties” means the Borrower and each Restricted Subsidiary that is a party to any Loan Document.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including the Additional Loans.

“Majority Incremental Lenders” has the meaning set forth in Section 2.06(a)(ii).

“Majority Lenders” means, at any time, Lenders representing both (a) Lenders holding at least a majority of the Tranche A Loans (including Incremental Tranche A Loans) and (b) Lenders holding at least a majority of the Tranche B Loans (including Incremental Tranche B Loans).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its (i) non-payment obligations and (ii) payment obligations, in each case, under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, the Loan Administrator or any Lender under any Loan Document.

“Material Contract” means the Amended and Restated Gas Gathering Services Agreement, effective as of March 21, 2012 among Eureka Hunter, Triad Hunter LLC, a Delaware limited liability company, and solely with respect to Sections 2.6 and 2.7 therein, the Borrower (as amended, modified, supplemented or restated from time to time).

“Material Debt” means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000.  For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means December 30, 2015.

“Minimum Collateral Amount” means Oil and Gas Properties to which are attributable, 90% of the Present Value of the Loan Parties’ Proved Reserves as reflected in the Reserve Report most recently delivered pursuant to Section 8.12(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” means any Property owned by the Borrower or any Restricted Subsidiary that is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means all mortgages and deeds of trust executed in connection herewith.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Financing” means the execution of a commitment letter or entry into an agreement or any other document or arrangement extending an out-of-court financing agreement or an agreement or any other document or arrangement that provides for DIP Financing.

“Net Cash Proceeds” means with respect to any sale, transfer, Casualty Event or other disposition of any Property belonging to any Person (including the sale or transfer of stock or other Equity Interest and property insurance proceeds) all cash and cash equivalents received from such sale, transfer or other disposition after (a) payment of, or provision for, all brokerage commissions and other reasonable out of pocket fees and expenses actually incurred; (b) payment of any outstanding secured obligations relating to such Property required to be paid in connection with any such sale, transfer, or other disposition; (c) the amount of reserves recorded in accordance with GAAP for indemnity or similar obligations of such Person and its Affiliates directly related to such sale, transfer or other disposition; and (d) in the case of a Casualty Event, all reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation (including the payment of transfer and similar taxes).

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Notice of Borrowing” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially in the form of Exhibit B.

“Obligations” means, without duplication, (a) all Debt evidenced hereunder, including, without limitation, on account of any Incremental Loans, (b) the obligation of the Loan Parties for the payment of the fees payable hereunder or under the other Loan Documents, including but not limited to the Second Lien Facility Fee and the Senior Note Facility Fee, and (c) all other obligations and liabilities (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Loan Parties to the Administrative Agent, the Loan Administrator and the Lenders, in each case now existing or hereafter incurred under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination; provided, however,  the Letters of Credit shall not constitute “Obligations” for purposes of any Loan Document.

“OFAC” has the meaning set forth in Section 7.23(a).

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e)

all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interests under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Participant” has the meaning set forth in Section 12.04(c)(i).

“Participant Register” has the meaning set forth in Section 12.04(c)(iii).

“Patriot Act” has the meaning set forth in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Asset Sale” means Asset Sales described to the advisors to holders of the Senior Notes and holders of the Second Lien Term Loans prior to the Amendment Effective Date as detailed on Annex V..

“Permitted Debt” has the meaning set forth in Section 9.02.

“Permitted Prior Liens” means Liens described in clauses (a) to (d) of the definition “Excepted Liens”.

“Permitted Refinancing Debt” means any unsecured Debt of the Borrower issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge, the Second Lien Term Loans; provided that (a) the aggregate principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of the Second Lien Term Loans and (b) the maturity date of such Permitted Refinancing Debt is not earlier than one year after the Maturity Date.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Present Value” means, as of any date of determination for the Loan Parties, the discounted net present value, on a pre-income tax basis, of projected future cash flows from the production of the Loan Parties’ Proved Reserves, as set forth in the most recent Reserve Report delivered pursuant hereto, calculated in accordance with the SEC guidelines but using the five-year strip price for crude oil (WTI Cushing), for natural gas liquids (Mont Belvieu) and natural gas (Henry Hub), with such price held flat for each subsequent year, quoted on the New York Mercantile Exchange (or its successor) on such date of determination and adjusted by appropriate management adjustments for additions to reserves and depletion or sale of reserves since the date of such Reserve Report, adjusted for any basis differential as of the date of determination, as of the date of estimation without future escalation, and discounted using an annual discount rate of 10%.  Present Value shall be adjusted to give effect to the Swap Agreements permitted by this Agreement as in effect on the date of such determination.

“Prime Rate” means the rate of interest per annum equal to the highest rate published on the day of determination (or most recently prior thereto) in the “Money Rates” section of The Wall Street Journal (Eastern edition) as the Prime Rate in the United States for such day (or, if such source is not available, such alternate source as determined by the Loan Administrator).  Such rate is set by the Loan Administrator as a general reference rate of interest, taking into account such factors as the Loan Administrator may deem appropriate; it being understood that many of the Loan Administrator’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Loan Administrator may make various commercial or other loans at rates of interest having no relationship to such rate.

“Prior Agreement” has the meaning assigned to such term in the Recitals hereto.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Proved Reserves” means those Oil and Gas Properties designated as proved (in accordance with SEC rules and regulations) in the Reserve Report most recently delivered to  pursuant to Section 8.12 of this Agreement.

“Recipient” means (a) the Administrative Agent, (b) the Loan Administrator and (c) any Lender, as applicable.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt.  “Redeem” has the correlative meaning thereto.

“Register” has the meaning assigned to such term in Section 12.04(b)(iii).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned to such term in Section 8.10(a).

“Reserve Report” means a report, in form and substance reasonably satisfactory to the Majority Lenders, setting forth, as of each December 31st or June 30th, the oil and gas reserves attributable to the Proved Reserves of the Borrower and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the Chief Operating Officer, the President, any Financial Officer or any Vice President of such Person.  Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.

“SEC” means the U.S. Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Agent” means the “Administrative Agent” under and as defined in the Second Lien Term Loan Agreement.

“Second Lien Facility Fee” has the meaning set forth in Section 3.06(a).

“Second Lien Forbearance Agreement” means that certain Forbearance Agreement and Amendment dated as of November 3, 2015 by and among the Borrower, the Guarantors party thereto,  the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent for such lenders.

“Second Lien Term Loans” means the Debt evidenced by the Second Lien Term Loan Documents.

“Second Lien Term Loan Agreement” means that certain Second Lien Credit Agreement, dated as of the Effective Date, among the Borrower, the lenders party thereto and the Second Lien Agent, as amended on and prior to the Amendment Effective Date.

“Second Lien Term Loan Documents” means the “Loan Documents”, as such term is defined in the Second Lien Term Loan Agreement.

“Second Lien Termination Date” means the date on which no Second Lien Term Loans remain outstanding.

“Secured Debt” means all Debt that is secured by a Lien on any Property of the Borrower or any Restricted Subsidiary; provided that the term “Secured Debt” shall not include obligations in respect of Swap Agreements.

“Security Agreement” means that certain Amended and Restated Security and Pledge Agreement dated December 13, 2013 by the Loan Parties and the Administrative Agent, as amended, modified, supplemented or restated from time to time.

“Security Instruments” means the mortgages, deeds of trust and other agreements, instruments or certificates, and any and all other agreements, instruments, certificates or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time, including, without limitation, the Security Agreement, the Mortgages, the Guaranty, the Deposit Account Control Agreements (as defined in the Security Agreement) and each Joinder Agreement.

“Senior Notes” means the Borrower’s 9.750% senior notes due 2020 and governed by that certain indenture, dated May 16, 2012.

“Senior Notes Forbearance Agreement” means that certain Forbearance Agreement dated as of November 3, 2015 by and among the Borrower, the Guarantors party thereto and certain holders of the Senior Notes.

“Senior Note Facility Fee” has the meaning set forth in Section 3.06(a).

“Special Distribution” means means any cash dividend or cash distribution (in each case, excluding customary tax distributions) received by the Borrower or any Restricted Subsidiary on or with respect to the Equity Interest in any Unrestricted Subsidiary or other Person (other than any Restricted Subsidiary) funded, directly or indirectly, with the proceeds of any long term Debt for borrowed money incurred by such Person, the issuance or disposition of any Equity Interest by such Person or any disposition of any Property by such Person.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Specified Asset Sale Proceeds” has the meaning set forth in Section 2.06.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner.  Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no stock incentive, stock option, phantom stock or similar plan or program providing for stock-based awards or payments to current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries, shall be considered to be a Swap Agreement.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as Obligations for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Sheet” means the Term Sheet for Refinancing of and Increase to Existing First Lien Facility, attached hereto as Exhibit D to the Amendment.

“Termination Date” means the earlier of (i) the Maturity Date, (ii) an Event of Default under Section 10.01(h) or (i) or (iii) the acceleration of the Obligations, as determined by the Majority Lenders.

“Testing Period” shall have the meaning set forth in Section 8.01(o).

“Tranche A Incremental Lenders” has the meaning set forth in Section 2.06(a)(ii).

“Tranche B Incremental Lenders” has the meaning set forth in Section 2.06(a)(ii).

“Tranche A Lender” means any Lender that holds a Tranche A Loan in its capacity as a Lender.

“Tranche B Lender” means any Lender that holds a Tranche B Loan in its capacity as a Lender.

“Tranche A Loans” means Loans acquired or funded on the Amendment Effective Date by Lenders that on the Amendment Effective Date were holders of the Senior Notes, as set forth on Schedule 1.02(a).

“Tranche B Loans” means Loans acquired or funded on the Amendment Effective Date by Lenders that on the Amendment Effective Date were holders of Second Lien Term Loans, as set forth on Schedule 1.02(b).

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the Amendment, the execution, delivery and performance of the Loan Parties of each other Loan Document to which it is a party, the borrowing of Loans and the grant of Liens by the Loan Parties on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“UCC” means the Uniform Commercial Code in effect from time to time in the State of New York, or, where applicable as to specific Property, any other relevant state.

“Unrestricted Subsidiary” means (i) any Subsidiary that at the time of determination shall have been designated as an Unrestricted Subsidiary by the Borrower in the manner provided below (and shall not have been subsequently designated as a Restricted Subsidiary), (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) the Persons listed on Schedule 1.01B (except to the extent any such Person has been subsequently designated as a Restricted Subsidiary).

If a Restricted Subsidiary of the Borrower is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment and the designation will only be permitted if the Investment would be permitted under Section 9.05 at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Debt is not permitted to be incurred as of such date under Section 9.02, the Borrower will be in default of such covenant.

The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Borrower; provided that such designation will be deemed to be an incurrence of Debt by a Restricted Subsidiary of the Borrower of any outstanding Debt of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Debt is permitted under Section 9.02 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Any designation by the Borrower pursuant to this definition shall be made in a certificate of Responsible Officer delivered to the Loan Administrator and containing a certification that such designation is in compliance with the terms of this definition.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.04(g).

“Variance Report” shall have the meaning set forth in Section 8.01(o).

“Withholding Agent” means any Loan Party, the Administrative Agent and the Loan Administrator.

Section 1.03         Types of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04         [Reserved].

Section 1.05         Terms Generally; Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.06         Accounting Terms and Determinations; GAAP.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Loan Administrator or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to the Loan Administrator on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

ARTICLE II
The Credits

Section 2.01         Commitments.  As of the Amendment Effective Date and prior to giving effect to the Sixth Amendment, the outstanding principal balance of the Loans is

$5,000,000.  On the Amendment Effective Date and subject to the terms and conditions set forth in the Sixth Amendment, the Lenders agree to make new Loans in the aggregate amount of $55,000,000 (the “Additional Loans”).  Immediately after making the Additional Loans, the Lenders’ commitments shall be reduced to $0.  Amounts paid or prepaid in respect of Loans may not be reborrowed.

Section 2.02         Loans and Borrowings.

(a)           Borrowings; Several Obligations.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)           Types of Loans.  Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           Minimum Amounts; Limitation on Number of Borrowings.  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

(d)           Notes.  Any Lender may request that Loans made by it be evidenced by a single promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the Amendment Effective Date, as of the Amendment Effective Date, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption payable to the order of such Lender in a principal amount equal to its Loans.  The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender that receives a Note, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender.  Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.  In the event of any conflict between any Note and the Register, the Register shall be controlling.

Section 2.03         Notice of Borrowing.  To request a Borrowing, the Borrower shall notify the Loan Administrator of such request by written Notice of Borrowing in substantially the form of Exhibit B and signed by the Borrower (a “written Notice of Borrowing”) on the day of the proposed Borrowing.  The written Notice of Borrowing shall be irrevocable.  The Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(ii)         the aggregate amount of the requested Borrowing;

(iii)          the date of such Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(v)           the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  Promptly following receipt of a Notice of Borrowing in accordance with this Section 2.03, the Loan Administrator shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04         Interest Elections.

(a)           Conversion and Continuance.  The Borrowing initially shall be of the Type specified in the Notice of Borrowing.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)           Interest Election Requests.  To make an election pursuant to this Section 2.04, the Borrower shall notify the Loan Administrator of such election by a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower (a “written Interest Election Request”) by the time that a Notice of Borrowing would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each written Interest Election Request shall be irrevocable.

(c)           Information in Interest Election Requests.  Each written Interest Election and Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)          whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.

(d)           Notice to Lenders by the Loan Administrator.  Promptly following receipt of an Interest Election Request, the Loan Administrator shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election.  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05         Funding of Borrowings.

(a)           Funding by Lenders.  Each Lender shall make the Loans to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Loan Administrator most recently designated by it for such purpose by notice to the Lenders.  The Loan Administrator will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Notice of Borrowing.

(b)           Presumption of Funding by the Lenders.  Unless the Loan Administrator shall have received notice from a Lender prior to the time such Lender is required to fund its share of a Borrowing that such Lender will not make available to the Loan Administrator such Lender’s share of such Borrowing, the Loan Administrator may assume that such Lender has made such share available on such date in accordance with paragraph (a) above and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Loan Administrator, then the applicable Lender and the Borrower severally agree to pay to the Loan Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Loan Administrator, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Loan Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Loan Administrator, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06         Incremental Loans.

(a)           Incremental Facility. The Borrower may by written notice to the Loan Administrator elect to request the establishment of one or more new Commitments under the existing term facility (the “Incremental Facilities” and the loans thereunder, the “Incremental Loans”), in an aggregate amount not to exceed $10,000,000 since the Amendment Effective Date in accordance with the following requirements:

(i)            each such notice shall specify the date on which the Borrower proposes that such Incremental Facility shall be effective, which shall be a date not less than two (2) Business Days after the date on which such notice is delivered to the Loan Administrator or such different date as may be agreed to by the Majority Incremental Lenders (as defined below) in their sole discretion;

(ii)           any Incremental Facilities must be offered by the Borrower on equal terms, with 50.0% of such Incremental Facility being offered to Tranche A Lenders (such Lenders that have accepted such offer, the “Tranche A Incremental Lenders”) and 50.0% of such Incremental Facility being offered to Lenders that are Tranche B Lenders (such Lenders that have accepted such offer, the “Tranche B Incremental Lenders”) (the Lenders accepting such offer, the “Incremental Lenders” and, the Incremental Lenders representing both (x) a majority of the Tranche A Incremental Lenders and (y) a majority of the Tranche B Incremental Lenders, the “Majority Incremental Lenders”); provided, that, no Lender shall be required to lend Incremental Loans or provide a Commitment with respect thereto; provided further that the aggregate principal amount of any Incremental Facility must be funded 50.0% by the Tranche A Incremental Lenders and 50.0% by the Tranche B Incremental Lenders and no Incremental Facility shall be funded or otherwise established that does not satisfy such funding levels;

(iii)          the terms and conditions of each such Incremental Facility (including the terms and conditions under which each is to be extended) shall be mutually agreed by the Majority Incremental Lenders and the Borrower.

(b)           Joinder. Such Incremental Facility shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Loan Administrator and each Lender making such Incremental Loans, in form and substance reasonably satisfactory to each of them.  The Increase Joinder may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate (which may be in the form of an amendment and restatement of this Agreement), in the opinion of the Majority Incremental Lenders and the Borrower, to effect the provisions of this Section 2.06.

(c)           Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Instruments, except as otherwise agreed by the Lenders of such Incremental Loans and the Borrower, and shall have the same Guarantors.  Borrower and the Guarantors shall take any actions reasonably required by the Administrative Agent or Majority Lenders to ensure and/or demonstrate that the Lien and security interests granted by the Security Instruments continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Incremental Loans.

(d)           Tranche A Loans and Tranche B Loans.  The Incremental Loans extended by (i) Tranche A Lenders hereunder shall be referred to as “Incremental Tranche A Loans” and (ii) Tranche B Lenders hereunder shall be referred to as “Incremental Tranche B Loans”.

ARTICLE III
Payments of Principal and Interest; Prepayments; Fees

Section 3.01         Repayment of Loans.  The Borrower hereby unconditionally promises to pay to the Loan Administrator for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02         Interest.

(a)           ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)           Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)           Post-Default Rate.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to four percent (4%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate; provided, however, that, if the Borrower enters into a New Financing on or after the Termination Date provided by:

(i)            holders of a majority of the principal amount of the Senior Notes and lenders holding a majority of the principal amount of the Second Lien Term Loan, in each case as of the Termination Date, then, effective as of the Termination Date, such rate shall be a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, or

(ii)           either holders of a majority of the principal amount of the Senior Notes or lenders holding a majority of the principal amount of the Second Lien Term Loans (but not a majority of both), in each case as of the Termination Date, then, effective as of the Termination Date, such rate shall be a rate per annum equal to three percent (3%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

The Borrower or Majority Lenders shall promptly notify the Loan Administrator of any additional interest payable pursuant to this subsection (c).  The Loan Administrator shall have no duty to determine whether such additional interest is payable.

(d)           Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)           Interest Rate Computations.  All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Loan Administrator, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03         Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Loan Administrator determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)           the Loan Administrator is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Loan Administrator shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Loan Administrator notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04         [Reserved].

Section 3.05         Prepayments.

(a)           Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.05(b).

(b)                                 Notice and Terms of Optional Prepayment.  The Borrower shall notify the Loan Administrator of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York, New York time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York, New York time, on the Business Day of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid.  Promptly following receipt of any such notice relating to a Borrowing, the Loan Administrator shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and shall be without premium or penalty, except as required under Section 5.02.

(c)                                  Mandatory Prepayments.

(i)                                     If the Borrower or any Restricted Subsidiary receives Debt Incurrence Proceeds other than those resulting from Permitted Debt, then not later than one (1) Business Day following the receipt of such proceeds, the Borrower shall prepay the Loans in an amount equal to 100% of such Debt Incurrence Proceeds.

(ii)                                  If the Borrower or any Restricted Subsidiary receives Equity Issuance Proceeds, then not later than one (1) Business Day following the receipt of such proceeds, the Borrower shall prepay the Loans in an amount equal to 100% of such Equity Incurrence Proceeds.

(iii)                               If the Borrower or any Restricted Subsidiary completes an Asset Sale (other than up to an aggregate $10,000,000 from the Net Cash Proceeds from Permitted Asset Sales) (the “Specified Asset Sale Proceeds”)) or suffers a Casualty Event then the Borrower shall, no later than three (3) Business Days following the receipt of Net Cash Proceeds from such Asset Sale or Casualty Event, prepay the Loans in an amount equal to 100% of the Net Cash Proceeds received from such Asset Sale or Casualty Event. For the avoidance of doubt, the Specified Asset Sale Proceeds shall be utilized in accordance with the Budget covenant set forth in Section 9.01 in all respects.

(iv)                              If the Borrower or any Restricted Subsidiary receives any Special Distribution, then the Borrower shall, not later than three (3) Business Days following the receipt of such Special Distribution, prepay the Loans in an amount equal to 100% of such Special Distribution.

(v)                                 If the Borrower or any Restricted Subsidiary receives any Cash Collateral or the proceeds therefrom from the Issuing Bank on account of a Letter of Credit that has terminated, expired or otherwise rolled-off (or for any other reason), then the Borrower shall, no later than three (3) Business Days following the receipt of such amounts, prepay the Loans in an amount equal to 100% of such amounts received from the Issuing Bank.

(d)                                 Application of Proceeds.  Each prepayment of Borrowings pursuant to this Section 3.05 shall be applied ratably to the Loans included in the prepaid Borrowings.

Prepayments pursuant to this Section 3.05 shall be accompanied by accrued interest to the extent required by Section 3.02.

(e)                                  No Premium or Penalty.  Prepayments permitted or required under this Section 3.05 shall be without premium or penalty.

Section 3.06                            Fees.

(a)                                 Exit Fees.  The Borrower agrees to pay to the Lenders an exit fee of $250,000, to be allocated 50% to Tranche A Lenders (“Senior Note Facility Fee”) and 50% to Tranche B Lenders (the “Second Lien Facility Fee”) which shall become due and payable automatically on the Termination Date or, if earlier, upon the repayment in full of the Loans hereunder (the “Exit Fee Due Date”); provided, however, that if the Borrower enters into a New Financing provided by (i) holders of a majority of the principal amount of the Senior Notes and lenders holding a majority of the principal amount of the Second Lien Term Loans, in each case as of the Exit Fee Due Date, then such Exit Fee shall be waived, (ii) holders of a majority of the principal amount of the Senior Notes as of the Exit Fee Due Date only (that is, no participation from lenders holding a majority in principal amount of the Second Lien Term Loans as of the Exit Fee Due Date), then the Senior Note Facility Fee shall be waived or (iii) lenders holding a majority of the principal amount of the Second Lien Term Loans as of the Exit Fee Due Date only (that is, no participation from holders of a majority of the principal amount of the Senior Notes as of the Exit Fee Due Date), then the Second Lien Facility Fee shall be waived.

(b)                                 Loan Administrator Fees.  The Borrower agrees to pay to the Loan Administrator, for its own account, fees and expenses payable in the amounts and at the times specified in the Fee Letter, or otherwise separately agreed upon between the Borrower and the Loan Administrator.

ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01                            Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 Payments by the Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal of or interest on any Borrowing or any of fees or of other amounts payable under Section 5.01, Section 5.02 or Section 5.04 or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in dollars that constitute immediately available funds, without defense, deduction, recoupment, set-off or counterclaim.  Fees, once paid, shall not be refundable under any circumstances absent manifest error (e.g., as a result of a clerical mistake).  Any amounts received after such time on any date may, in the discretion of the Loan Administrator, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Loan Administrator at its offices located at 110 East 59th Street, New York, New York 10022; Attention: Nils Horning (Magnum Hunter Resources), except that payments pursuant to Section 5.01, Section 5.02, Section 5.04 and Section 12.03 shall be made directly to the Persons entitled thereto.  The Loan Administrator shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)                                 Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Loan Administrator to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)                                  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02                            Presumption of Payment by the Borrower.  Unless the Loan Administrator shall have received notice from the Borrower prior to the date on which any payment is due to the Loan Administrator for the account of the Lenders that the Borrower will not make such payment, the Loan Administrator may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Loan Administrator forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Loan Administrator, at the greater of the Federal Funds Effective Rate and a rate determined by the Loan Administrator in accordance with banking industry rules on interbank compensation.

Section 4.03                            [Reserved].

Section 4.04                            Certain Deductions by the Loan Administrator.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a),Section 4.02 or Section 12.03(d), then the Loan Administrator may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Loan Administrator for the account of such Lender and for the benefit of the Loan Administrator to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Loan Administrator in its discretion.

Section 4.05                            Disposition of Proceeds.  The Security Instruments contain an assignment by the Borrower to and in favor of the Administrative Agent for the benefit of the Lenders and the other Persons named therein of all of the Borrower’s interest in and to production and all proceeds attributable thereto that may be produced from or allocated to the Mortgaged Property.  The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby.  Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent, Loan Administrator and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Restricted Subsidiaries.

ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality; Taxes

Section 5.01                            Increased Costs.

(a)                                 Increased Costs Generally.  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii)                                  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loan, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, increase the cost to such Lender or such other Recipient, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or otherwise), then upon the request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 5.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Effect of Failure or Delay in Requesting Compensation.  Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02                            Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03                            [Reserved].

Section 5.04                            Taxes.

(a)                                 Defined Terms.  For purposes of this Section 5.04, the term “applicable law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Loan Administrator timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Loan Administrator), or by the Loan Administrator on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent and the Loan Administrator within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent and the Loan Administrator for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c)(iii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or the Loan Administrator in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or the Loan Administrator shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent or the Loan Administrator to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent and the Loan Administrator to the Lender from any other source against any amount due to the Administrative Agent or the Loan Administrator under this paragraph (e).

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.04, such Loan Party shall deliver to the Loan Administrator the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Loan Administrator.

(g)                                  Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Loan Administrator, at the time or times reasonably requested by the Borrower or the Loan Administrator, such properly completed and executed documentation reasonably requested by the Borrower or the Loan Administrator as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Loan Administrator, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Loan Administrator as will enable the Borrower or the Loan Administrator to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.04(g)(ii)(A), 5.04(g)(ii)(B) and 5.04(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing,

(A)                               any Lender that is a U.S.  Person shall deliver to the Borrower and the Loan Administrator on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the

Borrower or the Loan Administrator), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S.  federal backup withholding Tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Loan Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Loan Administrator), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed copies of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E (as applicable); or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Loan Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Loan Administrator), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Loan Administrator to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Loan Administrator at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Loan Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Loan Administrator as may be necessary for the Borrower and the Loan Administrator to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Loan Administrator in writing of its legal inability to do so.

(h)                                 On or before the date that any Person (or any successor or replacement Administrative Agent or Loan Administrator) becomes the Administrative Agent or Loan Administrator hereunder, it shall deliver to the Borrower properly and completed executed originals of either (i) IRS Form W-9, or (ii) such other documentation as will establish that the Borrower can make payments to the Administrative Agent and the Loan Administrator without deduction or withholding of any Taxes imposed by the United States.

(i)                                     Treatment of Certain Refunds.  If any party determines, in its reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.04 (including by the payment of additional amounts pursuant to this Section 5.04), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.04 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person

(j)                                    FATCA Grandfathering.  For purposes of determining withholding Taxes imposed under FATCA, the Borrower, the Administrative Agent and the Loan Administrator shall treat (and the Lenders hereby authorize the Borrower and the Loan Administrator to treat) this Agreement and any Advance as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(k)                                 Survival.  Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or the Loan Administrator or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.05                            Mitigation Obligations. Reserved

Section 5.06                            Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Loan Administrator thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Loan Administrator, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI
[Reserved]

ARTICLE VII
Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01                            Organization; Powers.  Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02                            Authority; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, limited liability company or limited partnership powers and have been duly authorized by all necessary corporate, limited liability company or partnership and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors of such Loan Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03                            Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of any Loan Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents and the Second Lien Term Loan Documents).

Section 7.04                            Financial Condition; No Material Adverse Change.

(a)                                 The Borrower has heretofore furnished to the Lenders its audited consolidated balance sheet and statement of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2014, all reported on by a firm of independent public accountants acceptable to the Majority Lenders.  Such audited financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b)                                 Since December 31, 2014, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect (other than, in the case of a Material Adverse Effect under clause (a) or (b)(ii) of the definition thereof, any event, development or circumstances that has led to the Amendment to the extent disclosed to the Administrative Agent, the Lenders and/or their advisors) and (ii) the business of the Borrower and its

Restricted Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

(c)                                  Except for the Obligations, the Second Lien Term Loans, and as set forth on Schedule 9.02 as amended as of the Amendment Effective Date and attached as Annex II hereto, neither the Borrower nor any Restricted Subsidiary has on the Amendment Effective Date any material Debt (including Disqualified Capital Stock) or any material contingent liabilities, off-balance sheet liabilities or partnerships, material liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments.

Section 7.05                            Litigation.

(a)                                 As of the Amendment Effective Date, except as set forth on Schedule 7.05 as amended as of the Amendment Effective Date and set forth on Annex IV, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b)                                 Since the Effective Date, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06                            Environmental Matters.  Except as could not reasonably be expected to have a Material Adverse Effect (or with respect to clauses (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect), to the knowledge of Borrower:

(a)                                 no Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b)                                 no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c)                                  all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d)                                 all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e)                                  the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f)                                   to the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g)                                  neither the Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07                            Compliance with the Laws and Agreements; No Defaults.  Except as could not be reasonably be expected to have a Material Adverse Effect:

(a)                                 each of the Borrower and each Restricted Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(b)                                 upon giving effect to the Transactions, neither the Borrower nor any Restricted Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Restricted Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Debt is outstanding or by which the Borrower or any Restricted Subsidiary or any of their Properties is bound (except as contemplated by the Second Lien Forbearance Agreement or the Senior Notes Forbearance Agreement); and

(c)                                  upon giving effect to the Transactions, no Default has occurred and is continuing.

Section 7.08                            Investment Company Act.  Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09                            Taxes.  Each of the Borrower and its Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The charges, accruals and reserves on the books of the Borrower and its Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.  No Lien relating to Taxes described in the first sentence of this Section 7.09 has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10                            ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

Section 7.11                            Disclosure; No Material Misstatements.  The Borrower has disclosed to the Administrative Agent, the Loan Administrator and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  To the knowledge of Borrower, taken as a whole, none of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent, the Loan Administrator or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.  To the knowledge of Borrower there is no fact peculiar to the Borrower or any Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this

Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent, the Loan Administrator or the Lenders by or on behalf of the Borrower or any Restricted Subsidiary prior to, or on, the Amendment Effective Date in connection with the transactions contemplated hereby.  There are no statements or conclusions known to the Borrower in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12                            Insurance.  The Borrower has, and has caused all its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries.  The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.13                            Labor Matters.  As of the Amendment Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened that are reasonably likely to impact the Borrower and its Restricted Subsidiaries material operations (taken as a whole).  The hours worked by and payments made to employees of the Borrower and the Restricted Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other material Federal, state, local or foreign law dealing with such matters.  All material payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

Section 7.14                            Subsidiaries.  Schedule 7.14 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 8.01(l)).  As of the Amendment Effective Date there are no Unrestricted Subsidiaries other than the Subsidiaries set forth on Schedule 1.01.

Section 7.15                            Location of Business and Offices.  The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is Magnum Hunter Resources Corporation; and the organizational identification number of the Borrower in Delaware is 2758331 (or, in each case, as set forth in a notice delivered to the Loan Administrator pursuant to Section 8.01(l) in accordance with Section 12.01).  Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 7.14 (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 8.01(l)).

Section 7.16                            Properties; Titles, Etc.

(a)                                 Except as disclosed in Schedule 7.16, each of the Borrower and the Restricted Subsidiaries has good and defensible title to its Proved Reserves evaluated in the most recently delivered Reserve Report (excluding, to the extent this representation and warranty is deemed to be made after the Effective Date, any such Oil and Gas Properties sold or transferred in compliance with Section 9.11) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.  After giving full effect to the Excepted Liens, the Borrower or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such Property.

(b)                                 All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to result in a Material Adverse Effect (other than a Material Adverse Effect under clause (a) or (b)(ii) of the definition thereof on account of past due trade payables).

(c)                                  The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Amendment Effective Date.

(d)                                 All of the material Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e)                                  The Borrower and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  The Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17                            Maintenance of Properties.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties.  Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) to the knowledge of Borrower, none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties).  All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing that are operated by the Borrower or any of its Restricted Subsidiaries, in a manner consistent with the Borrower’s or its Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expect to have a Material Adverse Effect).

Section 7.18                            Gas Imbalances, Prepayments.  As of the Amendment Effective Date, except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(d), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of the Restricted Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 500 mmcf equivalent in the aggregate.

Section 7.19                            Marketing of Production.  Except for contracts listed and in effect on the Amendment Effective Date on Schedule 7.19, and thereafter either disclosed in writing to the Loan Administrator or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or the Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the Amendment Effective Date.

Section 7.20                            Swap Agreements.  Schedule 7.20, as of the Amendment Effective Date, and after the Amendment Effective Date, each report required to be delivered by the Borrower pursuant to Section 8.01(d), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21                            Use of Loans and Letters of Credit.  The proceeds of the Additional Loans shall be used solely (a) to provide cash collateral to support the Borrower’s currently outstanding letters of credit, (b) for general corporate purposes of the Borrower and its Subsidiaries (including payment of trade payables) and (c) for fees, costs and expenses in connection with the Transactions.  The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board).  No part of the proceeds of any Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.22                            [Reserved].

Section 7.23                            Sanctioned Persons; PATRIOT Act; FCPA.

(a)                                 None of the Borrower or any Subsidiary nor, to the knowledge of the Borrower, any director, officer, agent, employee or Affiliate of the Borrower or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(b)                                 The Borrower and each of the Subsidiaries is in compliance in all material respects with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering, embargoed persons or the PATRIOT Act), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

(c)                                  The Borrower and each of the Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C.§§ 78dd-1, et seq. (“FCPA”) and any foreign counterpart thereto applicable to the Borrower or such Subsidiary.  Neither the Borrower nor any of the Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any Subsidiary or to any other Person.

ARTICLE VIII
Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 8.01                            Financial Statements; Ratings Change; Other Information.  The Borrower will furnish to the Loan Administrator which shall furnish to each Lender:

(a)                                 Annual Financial Statements.  As soon as available, but in any event not later than the earlier of the date in each fiscal year on which the Borrower is required to file its Annual Report on form 10-K with the SEC (after giving effect to any extensions obtained by the Borrower) or 90 days after the end of each fiscal year of the Borrower, its audited consolidated (and, if there are any Unrestricted Subsidiaries, unaudited consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by a firm of independent public accountants proposed by Borrower and approved by the Majority Lenders (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.  If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (a), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal year which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by a Financial Officer of the Borrower as fairly presenting in all material respects such consolidated financial position and results of operations as of the end of and for such year.

(b)                                 Quarterly Financial Statements.  As soon as available, but in any event not later than the earlier of each date in each fiscal year on which the Borrower is required to file a Quarterly Report on Form 10-Q with the SEC (after giving effect to any extensions obtained by the Borrower) or 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated (and, if there are any Unrestricted Subsidiaries, consolidating) balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.  If the Borrower has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, concurrently with the financial information required by this clause (b), the Borrower shall provide a reasonably detailed presentation of the consolidated financial position and results of operations of the Borrower and its Restricted Subsidiaries as of the end of and for such fiscal quarter which financial presentation shall exclude the financial position and results of operations of the Unrestricted Subsidiaries and be certified by a Financial Officer of the Borrower as fairly presenting in all material respects such consolidated financial condition and results of operations as of the end of and for such fiscal quarter.

(c)                                  Certificate of Financial Officer — Compliance.  Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)                                 [Reserved].

(e)                                  Certificate of Insurer — Insurance Coverage.  Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Majority Lenders, and, if requested by the Administrative Agent, the Loan Administrator or any Lender, all copies of the applicable policies.

(f)                                   Other Accounting Reports.  Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to the Borrower or any of its Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Restricted Subsidiary, and a copy of any response by the Borrower or any such Restricted Subsidiary, or the Board of Directors of the Borrower or any such Restricted Subsidiary, to such letter or report.

(g)                                  SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h)                                 Notices Under Material Instruments.  Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement of the Borrower or any of its Restricted Subsidiaries, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i)                                     [Reserved].

(j)                                    Notice of Sales of Oil and Gas Properties.  In the event the Borrower or any Restricted Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties, any Equity Interests in any Restricted Subsidiary or any other material asset, at least 3 Business Days’ prior to such disposition written notice of such disposition, the anticipated price thereof and the anticipated date of closing, in each case, in reasonable detail.

(k)                                 Notice of Casualty Events.  Prompt written notice, and in any event within five (5) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(l)                                     Information Regarding the Loan Parties.  Prompt written notice (and in any event within five (5) Business Days prior thereto) of any change in any Loan Party’s corporate name, jurisdiction of organization, chief executive office, organizational identification number in such jurisdiction of organization or federal taxpayer identification number.  The Loan Administrator agrees to deliver a copy of any such notice received by it to the Administrative Agent, together with instructions in respect thereof that will enable the Administrative Agent to take such action as may be required to maintain perfection of the Liens in favor of the Administrative Agent.

(m)                             Production Report and Lease Operating Statements.  Within 45 days after the end of each calendar month, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(n)                                 Notices of Certain Changes.  Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Restricted Subsidiary.

(o)                                 Budget.  No later than the third Business Day after the end of each calendar week after the Amendment Effective Date (beginning with the second full week to occur after the Amendment Effective Date), the Borrower will provide to the Lenders:

(i)                                     a new six-week weekly budget, in form and substance satisfactory to the Majority Lenders and containing information reasonably requested by the Lenders (such budget, together with the Initial Budget, the “Budget”) and

(ii)                                  a variance report (the “Variance Report”), in form and substance reasonably satisfactory to the Lenders, detailing the following:

(A)                               the aggregate receipts received by the Borrower and its Restricted Subsidiaries since the Amendment Effective Date and through the immediately preceding Testing Date (the “Testing Period”) and the aggregate disbursements made by the Borrower and its Restricted Subsidiaries during such Testing Period; and

(B)                               any variance (whether plus or minus and expressed as a percentage) (a) between the aggregate receipts received by the Borrower and its Restricted Subsidiaries during such Testing Period against the aggregate receipts set forth in the Budget for such Testing Period and (b) between the aggregate disbursements made during such Testing Period by the Borrower and its Restricted Subsidiaries against the aggregate disbursements set forth in the Budget for such Testing Period; provided, however, that disbursements on account of professional fees and debt servicing costs, fees and expenses shall not be included for purposes of calculating the disbursements variance in this Section 8.01(o)(ii)(B).

(iii)                               For purposes herein, “Testing Date” shall mean the last Business Day of every other week occurring after the Amendment Effective Date, which such initial dates shall be November 13, 2015, November 27, 2015, December 11, 2015 and December 25, 2015 (and carrying on in such pattern thereafter if applicable).

(p)                                 Weekly Conference Calls.  The Borrower agrees to (and agrees to cause its advisors to) participate in weekly conference calls with the Lenders and their advisors and, if available, the Loan Administrator to discuss (i) the Budget and Variance Report and (ii) the status of negotiations on any DIP Financing proposals received by the Borrower, and the status of any DIP marketing efforts (which such conference call may be waived in writing (including by email) by the Majority Lenders’ in their sole discretion).

(q)                                 Other Communication. In addition, upon reasonable request, the Borrower, any of its Subsidiaries (including Unrestricted Subsidiaries) and any of their respective Affiliates will provide the Lenders and their advisors, at reasonable times and upon reasonable prior notice, access to the Borrower’s management and advisors concerning information regarding the Borrower’s relationships with (and accounts payable to) its contract counterparties.

(r)                                    Other Requested Information.  Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent, the Loan Administrator or any Lender may reasonably request.

Documents or notices required to be delivered pursuant to Section 8.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on “EDGAR”, the Borrower’s website on the Internet at www.magnumhunterresources.com or another website identified by the Borrower to the Administrative Agent and the Loan Administrator and which is accessible by the Administrative Agent and the Loan Administrator at no charge or (ii) on which such documents are delivered to the Administrative Agent and the Loan Administrator.  Upon its receipt of any such documents or notices that are not posted to EDGAR or such a website, the Loan Administrator shall post such documents or notices to a website available to the Lenders and shall notify the Lenders of such posting.

Section 8.02                            Notices of Material Events.  The Borrower will furnish to the Administrative Agent and the Loan Administrator prompt written notice of the following:

(a)                                 the occurrence of any Default;

(b)                                 the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, in either such case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)                                  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d)                                 any Event of Default under and as defined in the Second Lien Term Loan Documents, any notice of an Event of Default delivered to the Borrower by the Second Lien Agent or the lenders thereunder, or the receipt by the Second Lien Agent or such lenders from any Loan Party of any notice of an Event of Default thereunder;

(e)                                  any Event of Default under and as defined in the Senior Notes, any notice of an Event of Default delivered to the Borrower or any of its subsidiaries by the trustee or the noteholders thereunder, or the receipt by the trustee thereunder or such noteholders from any Loan Party of any notice of an Event of Default thereunder; and

(f)                                   any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03                            Existence; Conduct of Business.  The Borrower will, and will cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10.

Section 8.04                            Payment of Obligations.  On and after the Amendment Effective Date, the Borrower will, and will cause each Restricted Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with

GAAP, (b) such payment is not provided for in the Budget or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any Restricted Subsidiary.

Section 8.05                            Performance of Obligations under Loan Documents.  The Borrower will pay the Loans and the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06                            Operation and Maintenance of Properties.  Except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect, the Borrower, at its own expense, will, and will cause each Restricted Subsidiary to:

(a)                                 operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b)                                 keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material producing Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities;

(c)                                  beginning with the Amendment Effective Date, promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and obligations accruing under the leases or other agreements affecting or pertaining to its proved producing Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder;

(d)                                 promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its proved producing Oil and Gas Properties and other material Properties;

(e)                                  operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements; and

(f)                                   to the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07                            Insurance.  The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.  The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08                            Books and Records; Inspection Rights.  The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent, the Loan Administrator or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.

Section 8.09                            Compliance with Laws.  The Borrower will, and will cause each Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10                            Environmental Matters.

(a)                                 The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Restricted Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Restricted Subsidiaries’ Properties,

which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (iv) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such reasonable procedures as may be necessary to assure that the Borrower’s and its Restricted Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)                                 The Borrower will promptly, but in no event later than five Business Days of the occurrence of a triggering event, notify the Administrative Agent and the Loan Administrator in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Restricted Subsidiaries or their Properties of which the Borrower has knowledge in connection with any applicable Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action could reasonably result in a Material Adverse Effect.

(c)                                  The Borrower will, and will cause each Restricted Subsidiary to, undertake reasonable environmental audits in connection with any future acquisitions of producing Oil and Gas Properties.

Section 8.11                            Further Assurances.

(a)                                 The Borrower at its expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent and the Loan Administrator all such other documents, agreements and instruments reasonably requested by the Administrative Agent or the Loan Administrator to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Majority Lenders, in connection therewith.

(b)                                 The Borrower hereby authorizes the Administrative Agent to file (but the Administrative Agent shall have no duty to so file) one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12                            Reserve Reports.

(a)                                 Promptly after January 1st of each calendar year and in any event before April 1st of each calendar year, and promptly after July 1st of each calendar year, commencing April 1, 2015, and in any event before October 1st of each year, the Borrower shall furnish to the Administrative Agent, the Loan Administrator and the Lenders a Reserve Report.  The Reserve Report as of January 1st of each year and the Reserve Report shall be prepared by Borrower or an Approved Petroleum Engineer and audited by one or more Approved Petroleum Engineers, and the July 1st Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower.  In each case, the chief engineer of Borrower shall certify such Reserve Report is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report.

(b)                                 [Reserved].

(c)                                  Each Reserve Report may be supplemented by all such other internal information as the Borrower or the Majority Lenders, acting reasonably, may request or deem appropriate, including without limitation sufficient internally prepared information to permit the Majority Lenders’ engineering consultants to prepare economic engineering evaluations covering the Oil and Gas Properties.

(d)                                 With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent, the Loan Administrator and the Lenders a certificate from a Responsible Officer certifying that to his knowledge, after reasonable investigation, in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is based on information that was prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) the Borrower or its Subsidiaries owns good and defensible title to the Proved Reserves evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Borrower’s and its Restricted Subsidiaries’ Proved Reserves have been sold since the date of the last Reserve Report delivered hereunder except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Reserves sold and in such detail as reasonably required by the Majority Lenders and (v) attached thereto is a schedule of the Proved Reserves evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the Present Value of all Proved Reserves included in such Reserve Report that the value of such Mortgaged Properties represent.  Upon the request of the Majority Lenders, the Borrower shall attach to such certificate a list of all marketing agreements entered into subsequent to the later of the Effective Date or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the Effective Date.

Section 8.13                            Title Information.

(a)                                 On or before the delivery to the Administrative Agent, the Loan Administrator and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Majority Lenders covering enough of the Proved Reserves evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent, the Loan Administrator and the Lenders shall have received together with title information previously delivered, satisfactory title information on at least the Minimum Collateral Amount.

(b)                                 If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 10 days of notice from the Loan Administrator (acting at the direction of the Majority Lenders) that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Permitted Prior Liens having an equivalent value or (iii) deliver title information in form and substance acceptable to the Majority Lenders so that the Administrative Agent, the Loan Administrator and the Lenders shall have received, together with title information previously delivered, satisfactory title information on at least the Minimum Collateral Amount.

Section 8.14                            Additional Collateral.

(a)                                 In connection with the delivery of each Reserve Report, the Borrower shall deliver a list of current Mortgaged Properties (as described in Section 8.12(d)) to ascertain whether the Mortgaged Properties represent at least the Minimum Collateral Amount after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that the Mortgaged Properties do not represent at least the Minimum Collateral Amount, then the Borrower shall, and shall cause its Restricted Subsidiaries to, grant to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Permitted Prior Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least the Minimum Collateral Amount.  All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Majority Lenders and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b)                                 In addition, from time to time prior to the Second Lien Termination Date, the Borrower will, at its cost and expense, secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of its assets and properties as the Administrative Agent (acting at the direction of the Majority Lenders) or the Majority Lenders shall designate within 30 days of such designation (or such later date as the

Majority Lenders may agree (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of the Borrower and its Restricted Subsidiaries (including real and other properties acquired subsequent to the Effective Date) subject to the limitations herein); provided that, neither the Borrower nor any Restricted Subsidiary shall be required to take additional action with respect to assets not required to be pledged as collateral for the obligations under the Second Lien Term Loan Agreement, assets specifically excluded from Collateral in the Security Instruments and assets which in the reasonable judgment of the Majority Lenders are of de minimis value or for which the cost of obtaining a perfected security interest outweighs the value thereof.  Such security interests and Liens will be created under the Security Instruments and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Majority Lenders, and the Borrower shall deliver or cause to be delivered to the Majority Lenders all such instruments and documents (including legal opinions and lien searches but excluding title insurance) as the Majority Lenders shall reasonably request within such thirty-day period to evidence compliance with this Section.  The Borrower agrees to provide such evidence as the Majority Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

Section 8.15                            ERISA Compliance.  In addition to and without limiting the generality of Section 8.09, the Borrower shall and shall cause each of its Subsidiaries to (a) comply in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit plans (as defined in ERISA), (b) not take any action or fail to take action the result of which could be (i) a liability to the PBGC (other than liability for PBGC premiums) or (ii) a past due liability to any Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any material civil penalty under ERISA or any tax under the Code, (d) operate each employee benefit plan in such a manner that will not incur any material tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code except to the extent such failure to comply could not reasonably be expected to have Material Adverse Effect and (e) furnish to the Loan Administrator upon the Loan Administrator’s request (acting at the direction of the Majority Lenders) such additional information about any employee benefit plan as may be reasonably requested by the Loan Administrator.

Section 8.16                            Additional Guarantors.  Concurrently with the acquisition or formation of any Subsidiary (other than any Subsidiary designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement substantially concurrently with such acquisition or formation) and in any event no later than 30 days following such acquisition or formation, the Borrower shall (a) cause to be delivered to the Administrative Agent (i) a Joinder Agreement executed by such Restricted Subsidiary and the direct owner of the Equity Interests of such Restricted Subsidiary, (ii) stock certificates or other instruments representing all the Equity Interests of such Restricted Subsidiary and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates or other instruments, or, if any Equity Interests pledged pursuant to such Security Agreement are uncertificated securities, confirmation and evidence satisfactory to the Majority Lenders that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent in accordance with the UCC, (iii) all agreements, deeds of trust, mortgages, documents and instruments, including UCC Financing Statements (Form UCC-1), required by law or reasonably requested by the

Administrative Agent (acting at the direction of the Majority Lenders) to be executed, filed, registered or recorded to create or perfect the Liens on the Property of such Subsidiary (except to the extent not required under the Security Agreement), (iv) UCC searches, all dated reasonably close to the date of the Joinder Agreement and in form and substance satisfactory to the Majority Lenders, and evidence reasonably satisfactory to the Majority Lenders that any Liens indicated in such UCC searches are Excepted Liens or have been released, (v) the corporate resolutions or similar approval documents of such Restricted Subsidiary approving the execution and delivery of the Joinder Agreement and the performance of the Security Agreement and Guaranty by such Restricted Subsidiary, and (vi) if requested by the Administrative Agent (acting at the direction of the Majority Lenders), a legal opinion reasonably acceptable to the Majority Lenders, opining favorably on the execution, delivery and enforceability of the Loan Documents to which such Restricted Subsidiary is a party, and the grant and perfection of the security interest or lien purported to be made or effected by any such Loan Document and otherwise being in form and substance reasonably satisfactory to the Majority Lenders and their counsel.

Section 8.17                            OFAC; Anti-Corruption Laws.  Neither the Borrower nor any of its Subsidiaries (a) is an “enemy” or “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (b) is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto or (iii) the Patriot Act, (c) is a Sanctioned Person (as hereinafter defined), (d) has more than 10% of its assets in Sanctioned Countries (as hereinafter defined) or (e) derives more than 10% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries.  No part of the proceeds of any Loan will be used directly, or to the knowledge of the Borrower, indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.  As used herein, “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time and “Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available as http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  The Borrower and its Subsidiaries, to their knowledge, are in compliance in all material respects with all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

Section 8.18                            [Reserved].

Section 8.19                            Material Contracts.  The Borrower and its Restricted Subsidiaries shall perform and observe in all material respects all of the terms and provisions of each Material Contract to be performed or observed by it within any grace period applicable thereto and, in accordance with prudent business practices, enforce its rights under each such Material Contract, except, in any case, where (i) to do so would be inconsistent with the Budget or (ii) the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 8.20                            Post-Closing Obligations.  The Borrower will (a) deliver or cause to be delivered to the Loan Administrator each of the agreements, documents, instruments or certificates described on Schedule 8.20, all in form and substance reasonably satisfactory to the Majority Lenders; (b) perform each of the actions described on Schedule 8.20 in a manner reasonably satisfactory to the Majority Lenders; and (c) cause all such matters described in clauses (a) and (b) to be completed within the time periods set forth opposite each such item or action on such Schedule 8.20 (in each case, unless otherwise agreed to by the Loan Administrator (acting at the direction of the Majority Lenders)).

ARTICLE IX
Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 9.01                            Financial Covenants.  Cumulative Budget Variance.  As of any Testing Date, for the immediately preceding Testing Period, the Borrower shall not allow (i) the aggregate receipts received by the Borrower and its Restricted Subsidiaries during such Testing Period to be less than 80% of the aggregate receipts for the Borrower and its Restricted Subsidiaries set forth in the Budget for such Testing Period or (ii) the aggregate disbursements made by the Borrower and its Restricted Subsidiaries during such Testing Period to be greater than 120% of the aggregate disbursements set forth for the Borrower and its Restricted Subsidiaries in the Budget for such Testing Period; provided, however, that for the purpose of calculating the disbursement variance in Section 9.01(ii), disbursements of the Borrower and its Restricted Subsidiaries during such Test Period on account of professional fees and debt servicing costs, fees and expenses shall be excluded; provided, further, that notwithstanding the requirements of Section 9.01(ii), for purposes of calculating the disbursement variance in Section 9.01(ii), the Borrower shall be permitted to pay outstanding account payables in excess of the amount permitted to be paid pursuant to Section 9.01(ii) (each such disbursement an “Excess Disbursement”) up to an aggregate amount not to exceed at any time (x) $5,000,000 minus (y) the aggregate amount of all Excess Disbursements made at and prior to the time of determination.

Section 9.02                            Debt.  The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, assume or suffer to exist any Debt, except (collectively, the “Permitted Debt”):

(a)                                 the Obligations, including, without limitation, any Incremental Loans;

(b)                                 Debt of the Borrower and its Subsidiaries existing on the Effective Date that is, in the case of Debt incurred prior to the date of the Financial Statements, reflected in the Financial Statements and, in any event, is described on Schedule 9.02 (as in effect on the Effective Date) and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Debt is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension; and provided, still further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrower, the Restricted Subsidiaries or the Lenders than the terms of any agreement or instrument governing the Debt being refinanced, refunded, renewed or extended;

(c)                                  accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business;

(d)                                 Debt under Capital Leases and Debt to finance the acquisition, construction or improvement of any fixed or capital assets; provided that (i) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Debt permitted by this Section 9.02(d) shall not exceed the amount outstanding as of October 15, 2015;

(e)                                  Debt associated with worker’s compensation claims, or in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, bid, surety or similar bonds or surety obligations required by Governmental Requirements or third parties in connection with the operation of the Oil and Gas Properties of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(f)                                   unsecured intercompany Debt between or among Loan Parties so long as such Debt is expressly subordinated in all respects to the Loans and other Obligations on terms set forth in the Guaranty; provided, that (i) any subsequent issuance or other disposition of Equity Interests that results in any such Debt being held by a Person other than a Loan Party and (ii) any sale or other disposition of any such Debt to a Person that is not a Loan Party, will be deemed, in each case, to constitute an incurrence of such Debt by such Loan Party, that was not permitted by this Section 9.02(f);

(g)                                  endorsements of negotiable instruments for collection in the ordinary course of business;

(h)                                 Debt outstanding arising under take-or-pay agreements or gas balancing agreements in effect as of October 15, 2015 which do not give rise to liability in the aggregate on a consolidated basis for the Borrower in excess of $2,000,000 at any one time outstanding;

(i)                                     [Reserved];

(j)                                    any obligation arising from agreements entered into prior to October 15, 2015 or thereafter in connection with the Permitted Asset Sales by the Borrower or any Restricted

Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Equity Interest of a Restricted Subsidiary in a transaction permitted under this Agreement; provided that such obligation is not reflected as a liability on the face of the balance sheet of the Borrower or any Restricted Subsidiary;

(k)                                 [reserved];

(l)                                     unsecured guarantees by the Borrower or any Restricted Subsidiary of Debt of Alpha Hunter Drilling, LLC not exceeding the principal amount outstanding as of October 15, 2015 plus accrued and capitalized interest, fees and expenses thereon which Debt shall be on terms and conditions reasonably satisfactory to the Majority Lenders and have terms and conditions no more restrictive than the terms and conditions set forth in this Agreement;

(m)                             Debt evidenced by Senior Notes (including unsecured guarantees in respect thereof) outstanding on the Effective Date;

(n)                                 guarantees by the Borrower and the Restricted Subsidiaries in respect of Debt permitted to be incurred pursuant to this Section 9.02; provided, that if the Debt being guaranteed is subordinate or pari passu with the Loans, then the guarantee must be subordinated or pari passu, as applicable, to the same extent as the Debt guaranteed;

(o)                                 the Second Lien Term Loans (including guarantees in respect thereof) in an aggregate principal amount not to exceed $350,000,000 at any time outstanding and all Permitted Refinancing Debt;

(p)                                 Debt in respect of the Letters of Credit, including any letters of credit issued to replace such Letters of Credit in an aggregate face amount not to exceed the amount outstanding on the Amendment Effective Date; and

(q)                                 Debt consisting of the financing of insurance premiums in the ordinary course of business, which such arrangements were in place as of October 15, 2015.

Section 9.03                            Liens.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)                                 Liens securing the Obligations, including, without limitation, the Incremental Loans;

(b)                                 Excepted Liens;

(c)                                  Liens arising prior to October 15, 2015 securing Debt permitted by Section 9.02(d) but only on the Property purchased and/or financed with the proceeds of such Debt;

(d)                                 Liens described on Schedule 9.03 and any renewals, replacements or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 9.02(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any refinancing, renewal or extension of the obligations secured or benefited thereby is permitted by Section 9.02(b);

(e)                                  Liens arising prior to October 15, 2015 on Property not constituting collateral for the Obligations not otherwise permitted by the foregoing clauses of this Section 9.03(e); provided that the aggregate principal or face amount of all Debt secured under this clause (e) shall not exceed $500,000 at any time;

(f)                                   [Reserved];

(g) (i) leases and subleases of the properties of the Borrower or any Restricted Subsidiary granted to third parties, in each case, in the ordinary course of business and (ii) any interest of title of a lessor or sublessor under any leases entered into by the Borrower or its Subsidiaries in the ordinary course of business;

(g)                                  [Reserved];

(h)                                 subject to the Intercreditor Agreement, Liens securing the “Obligations” (as defined in the Second Lien Term Loan Agreement);

(i)                                     liens on cash, cash equivalents, accounts and securities securing reimbursement obligations in respect of the Letters of Credit; and

(i)                                     Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums with respect thereto, which such arrangements were in place as of October 15, 2015.

Section 9.04                            Restricted Payments.  The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interest holders, except Restricted Subsidiaries may declare and pay Restricted Payments ratably with respect to their Equity Interests.

Section 9.05                            Investments, Loans and Advances.  The Borrower will not, and will not permit any Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)                                 Investments existing on the Effective Date that are, in the case of Investments made prior to the date of the Financial Statements, reflected in the Financial Statements and, in any event, described on Schedule 9.05;

(b)                                 accounts receivable arising in the ordinary course of business;

(c)                                  direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)                                 commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(e)                                  deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency);

(f)                                   deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

(g)                                  Investments made by the Borrower in or to any other Loan Party or by any Restricted Subsidiary that is a Loan Party in or to another Restricted Subsidiary that is a Loan Party;

(h)                                 subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties, gas gathering, processing and transportation systems and all other assets contemplated by the permitted business of Borrower located within the geographic boundaries of the United States of America and Canada, in each case, made prior to October 15, 2015 or received as consideration for a Permitted Asset Sale;

(i)                                     entry into operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business and in accordance with the Budget covenant set forth in Section 9.01, excluding, however, Investments in other Persons; provided that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.02;

(j)                                    [Reserved];

(k)                                 travel advances in the ordinary course of business and in accordance with the Budget;

(l)                                     repurchase agreements of a commercial bank in the United States or Canada if the commercial paper of such bank or of the bank holding company of which such bank is a wholly owned subsidiary is rated in the highest rating categories of S&P, Moody’s, or any other rating agency satisfactory to the Majority Lenders, that are fully secured by securities described in Section 9.04;

(m)                             Investments (other than Investments in GreenHunter Energy, Inc.) outstanding as of October 15, 2015 not to exceed $1,000,000 in the aggregate;

(n)                                 Investments arising from the endorsement of financial instruments in the ordinary course of business;

(o)                                 guarantees permitted under Section 9.02 and guarantees by the Borrower of obligations of other Loan Parties incurred in the ordinary course of business and not in respect of Debt;

(p)                                 Investments by the Borrower or any Restricted Subsidiaries in Alpha Hunter Drilling, LLC that were made prior to October 15, 2015 plus additional amounts (if any) in accordance with the Budget covenant set forth in Section 9.01;

(q)                                 Investments in Eureka Hunter Holdings (or another direct or indirect Subsidiary of Eureka Hunter Holdings) in an aggregate amount not to exceed amounts made prior to October 15, 2015 plus additional amounts (if any)in accordance with the Budget covenant set forth in Section 9.01;;

(r)                                    Investments in securities or other assets of trade creditors or customers in the ordinary course of business received in settlement or bona fide disputes or upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(s)                                   (i) Investments that were made prior to October 15, 2015 or that are otherwise in accordance with the Budget covenant set forth in Section 9.01, consisting of earnest money deposits in connection with an Investment otherwise permitted by this Section 9.05 and (ii) lease, utility or similar deposits in the ordinary course of business; and

(t) (i) [reserved] and (ii) Investments consisting of non-cash consideration received, to the extent permitted, in dispositions permitted pursuant to Sections 9.11(b), (c) or (e).

Section 9.06                            Nature of Business; International Operations.  The Borrower will not, and will not permit any Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company with midstream, marketing and trading components, including gathering systems, processing plants, pipelines and related equipment and facilities.  From and after the Effective Date, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries or territorial waters of the United States or Canada.

Section 9.07                            Limitation on Leases.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases and leases of Hydrocarbon Interests), under leases or lease agreements other than any such leases or lease agreements in existence as of the Amendment Effective Date.

Section 9.08                            Use of Proceeds.  The Borrower will not permit the proceeds of Loans to be used for any purpose other than those specified in Section 7.21.  Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.  If requested by the Loan Administrator (acting on the instructions of the Majority Lenders), the Borrower will furnish to the Loan Administrator and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09                            Sale or Discount of Receivables.  Except for receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any Subsidiary will discount or sell (with or without recourse) to any other Person that is not the Borrower any of its notes receivable or accounts receivable.

Section 9.10                            Mergers, Etc.  Neither the Borrower nor any Restricted Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (any such transaction, a “consolidation”); provided that (a) any Subsidiary may participate in a consolidation with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or any Restricted Subsidiary (provided that such Restricted Subsidiary shall be the continuing or surviving Person) and (b) [reserved].

Section 9.11                            Sale of Assets.  The Borrower will not, and will not permit any Restricted Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any asset except for:

(a)                                 the sale of Hydrocarbons in the ordinary course of business;

(b)                                 ordinary course and consistent with past practice farmouts, sales or other dispositions of undeveloped acreage or Oil and Gas Properties with no associated Proved Reserves and assignments in connection with such transactions, in each case pursuant to contractual arrangements entered into before the Amendment Effective Date;

(c)                                  [Reserved];

(d)                                 the Permitted Asset Sales; provided that

(A)                               100% of the consideration received in respect of such sale or other disposition shall be cash, cash equivalents or any liabilities of the Borrower or any Restricted Subsidiary that are assumed by the transferee and for which the creditors in respect thereof have provided valid releases or such other consideration as described on Annex V;

(B)                               the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or the Restricted Subsidiary subject of such sale or other disposition (as reasonably determined by the Board of Directors of the Borrower and, if requested by the Loan Administrator, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect);

(C)                               the Borrower and its Restricted Subsidiaries comply with the requirements of Section 3.05(c)(iii) to the extent applicable; and

(D)                               if any such sale or other disposition is of a Restricted Subsidiary, such sale or other disposition shall include all the Equity Interests of such Restricted Subsidiary;

(e)                                  sales and other dispositions of seismic, geologic or other data, licenses and similar rights or assets in the ordinary course of business and consistent with past practice;

(f)                                   sales, transfers and dispositions to the Borrower or any other Loan Party; and

(g)                                  dispositions of claims against customers, working interest owners, other industry partners or any other Person in connection with workouts or bankruptcy, insolvency or other similar proceedings with respect thereto.

Section 9.12                            Environmental Matters.  The Borrower will not, and will not permit any Restricted Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any applicable Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.13                            Transactions with Affiliates.  The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Loan Parties) other than transactions or arrangements in place as of October 15, 2015 (including contractual obligations in place at such time).

Section 9.14                            Subsidiaries.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, create or acquire any additional Subsidiary.  The Borrower shall not, and shall not permit any Restricted Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary.

Section 9.15                            Subsidiary Obligations and Preferred Stock.  The Borrower will not and will not permit any Restricted Subsidiary to issue preferred stock or create, incur or assume any Debt, except for preferred stock and Debt, in each case permitted under Section 9.02.

Section 9.16                            Negative Pledge Agreements; Dividend Restrictions.  The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Loan Party from paying dividends or making distributions to any other Loan Party, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) this Agreement or the Security Instruments, (b) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (c) any contract, agreement or understanding creating Liens on Capital Leases or purchase money Debt permitted by Section 9.03(c) or Debt described on Schedule 9.02 (but in each case only to the extent related to the Property on which such Liens were created), (d) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Restricted Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition, (e) customary provisions with respect to the distribution of Property in joint venture agreements, (f) the documents evidencing the Senior Notes and (g) the Second Lien Term Loan Documents as in effect on the Amendment Effective Date (after giving effect to the amendments to the Second Lien Term Loan Documents on the Amendment Effective Date) and any Permitted Refinancing Debt to the extent the restrictions and agreements contained in such documents evidencing such Permitted Refinancing Debt are not materially more restrictive than the restrictions and agreements in the Second Lien Term Loan Documents or are otherwise reasonably satisfactory to the Majority Lenders.

Section 9.17                            Gas Imbalances, Take-or-Pay or Other Prepayments.  The Borrower will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary that would require the Borrower or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 500 mmcf equivalent in the aggregate at all times except for such amounts that are covered by adequate reserves, which reserves (or the future cash flow therefrom) are excluded from the most recent Reserve Report.

Section 9.18                            Swap Agreements.

(a)                                 The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or in any manner be liable on any Swap Agreements with any Person.

Section 9.19                            Sale and Leaseback Transactions.  The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 9.20                            Covenants Regarding the Second Lien Term Loans.

(a)                                 The Borrower shall not repay or prepay any amounts owing in respect of the Second Lien Term Loans except mandatory prepayments to the extent required by the Second Lien Term Loan Documents as in effect on the Amendment Effective Date; provided, however, a mandatory prepayment shall only be permitted to the extent the proceeds or amounts to be applied are not required to be used to prepay the Loans.

(b)                                 Neither the Borrower nor any of its Subsidiaries shall grant a Lien in favor of the Second Lien Agent or otherwise securing the Second Lien Term Loans on any of its assets if those same assets are not subject to, and do not become subject to, a Lien securing the Obligations.

(c)                                  The Borrower shall not permit any of its Subsidiaries to be a guarantor of the Second Lien Term Loans if such Subsidiary is not a party to, and does not become a party to, the Guaranty.

Section 9.21                            Marketing of Eureka Hunter Holdings.  Neither the Borrower nor any Restricted Subsidiary shall engage (nor shall any one of them permit, assist or in any way facilitate any Affiliate of the Borrower) in any marketing of the Equity Interests in Eureka Hunter Holdings, other than bidders that contact the Borrower without prior solicitation (i.e. a “no-shop”) and other than any bidders that have already been engaged in such marketing efforts as of the Amendment Effective Date (as disclosed to the Lenders’ advisors in writing prior to the Amendment Effective Date).  In the event of any such contact or proposal being made, the Borrower shall advise the Lenders’ advisors within twenty-four (24) hours of receipt of any such contact or proposal, and will consult with the Lenders on any response by the Borrower to such contacts or proposals.

ARTICLE X
Events of Default; Remedies

Section 10.01                     Events of Default.  One or more of the following events shall constitute an “Event of Default”:

(a)                                 the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)                                 the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d)                                 the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(h), Section 8.01(l), Section 8.01(o),

Section 8.02, Section 8.03, Section 8.12, Section 8.15, Section 8.17, Section 8.20, Article IX or Section 12.19;

(e)                                  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 3 days after the earlier to occur of (i) notice thereof from the Loan Administrator to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or such Restricted Subsidiary otherwise becoming aware of such default;

(f)                                   the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Debt (other than on account of any “Specified Default” as defined in the Second Lien Forbearance Agreement for as long such Event of Default is subject to an effective forbearance or any “Specified Default” as defined in the Senior Notes Forbearance Agreement for as long such Event of Default is subject to an effective forbearance), when and as the same shall become due and payable if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity;

(g)                                  any event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Restricted Subsidiary to make an offer in respect thereof;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 10 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    [reserved];

(k)                                 one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer has been notified, does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 3 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

(l)                                     the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or any other Loan Party thereto or shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Restricted Subsidiary or any of their Affiliates shall so state in writing;

(m)                             an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;

(n)                                 a Change in Control shall occur;

(o)                                 (x) an “Event of Default” as defined in the Second Lien Term Loan Agreement shall occur (other than any “Specified Default” as defined in the Second Lien Forbearance Agreement for as long such Event of Default is subject to an effective forbearance) or (y) an “Event of Default” as defined in the Senior Notes shall occur (other than any “Specified Default” as defined in the Senior Notes Forbearance Agreement for as long such Event of Default is subject to an effective forbearance); or

(p)                                 the Intercreditor Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable against the parties thereto or shall be repudiated, or any party thereto shall so state in writing.

Section 10.02                     Remedies.

(a)                                 In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent or the Loan Administrator may, and at the request of the Majority Lenders shall (subject to Article XI hereof), by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under the Notes and the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower accrued hereunder and under the Notes and the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

(b)                                 In the case of the occurrence of an Event of Default, the Administrative Agent, the Loan Administrator and the Lenders will have all other rights and remedies available at law and equity.

(c)                                  All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans or the Notes, whether by acceleration or otherwise, shall be applied: (a) first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments such reimbursement paid (i) first to the Administrative Agent and the Loan Administrator, pro rata and then (ii) second to the Lenders, pro rata to the extent incurred; (b) second, to accrued interest on the Loans; (c) third, to fees; (d) fourth, pro rata to principal outstanding on the Loans; (e) fifth, to any other Obligations; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI
The Administrative Agent and the Loan Administrator

Section 11.01                     Appointment; Powers.  Each of the Lenders hereby irrevocably (subject to Section 11.06) appoints the Administrative Agent and the Loan Administrator as its agents and authorizes the Administrative Agent and the Loan Administrator to execute the Loan Documents and to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Loan Administrator by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Loan Administrator is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 11.02                     Duties and Obligations of Administrative Agent and Loan Administrator.  Neither the Administrative Agent nor the Loan Administrator shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, neither the Administrative Agent nor the Loan Administrator (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, shall have any duty to disclose, and shall be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or Loan Administrator or any of their respective Affiliates in any capacity.  Neither the Administrative Agent nor the Loan Administrative shall be deemed to have knowledge of any Default unless and until written notice thereof is given to each of them by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein or in the Amendment, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

Section 11.03                     Action by Administrative Agent and Loan Administrator.  Other than matters that are ministerial in nature (including, for example, maintaining the Register under Section 12.04 and taking perfection actions with respect to the Collateral, in each case, as provided in this Agreement and the other Loan Documents), neither the Administrative Agent northe Loan Administrator shall take any action or exercise any powers (whether expressly contemplated by the terms of this Agreement or otherwise) except as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases each of them shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless each of them shall (a) receive written instructions from the Majority Lenders (including, in the Administrative Agent’s or the Loan Administrator’s discretion, instructions by e-mail from counsel to the majority in principal amount of the Tranche A Lenders and counsel to the majority in principal amount of the Tranche B Lenders) or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to each of their satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action.  The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the Loan Administrator (acting at the direction of the requisite Lenders in the written instructions (accompanied by indemnity satisfactory to the Administrative Agent or the Loan Administrator, as applicable) described in this Section 11.03), provided that, unless and until the Administrative Agent or the Loan Administrator (as applicable) shall have received such directions, the Administrative Agent or the Loan Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders.

In no event, however, shall the Administrative Agent or the Loan Administrator be required to take any action which exposes the Administrative Agent or the Loan Administrator to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law.  Neither the Administrative Agent northe Loan Administrator shall be liable for any action taken or not taken by either of them with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise neither the Administrative Agent nor the Loan Administrator shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith including its own ordinary negligence, except for its own gross negligence or willful misconduct (as determined by a final order of a court of competent jurisdiction not subject to further appeal).

Section 11.04                     Reliance by Administrative Agent and Loan Administrator.  Each of the Administrative Agent and the Loan Administrator shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent and the Loan Administrator also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders hereby waives the right to dispute the Administrative Agent or the Loan Administrator’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent or the Loan Administrator (as determined by a final order of a court of competent jurisdiction not subject to further appeal).  Each of the Administrative Agent and the Loan Administrator may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Loan Administrator may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until an Assignment and Assumption shall have been filed with the Loan Administrator.

Section 11.05                     Subagents.  Each of the Administrative Agent and the Loan Administrator may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it.  The Administrative Agent, the Loan Administrator and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and the Loan Administrator and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and the Loan Administrator.  In connection with the transfer of any rights or duties from the Administrative Agent to the Loan Administrator, the Loan Administrator shall automatically be deemed a sub-agent of the Administrative Agent with respect to any collateral held by or pledged to it, until the Loan Administrator succeeds to such duties by a formal written instrument signed by the Borrower, the Loan Administrator and the Administrative Agent (the “Agency Transfer Agreement”).  By its execution hereof, each Lender authorizes the Loan Administrator and the Administrative Agent to enter into the Agency

Transfer Agreement and any amendments to the Security Instruments required in connection therewith.

Section 11.06                     Resignation or Removal of Administrative Agent or Loan Administrator.  Subject to the appointment and acceptance of a successor Administrative Agent or Loan Administrator as provided in this Section 11.06, the Administrative Agent and the Loan Administrator may resign at any time by notifying the Lenders and the Borrower, and the Administrative Agent or the Loan Administrator may be removed at any time with or without cause by the Majority Lenders.  Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with and upon the approval of the Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor.  If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Loan Administrator gives notice of its resignation or removal of the retiring Administrative Agent or Loan Administrator, then the retiring Administrative Agent or Loan Administrator may, on behalf of the Lenders, appoint a successor Administrative Agent or Loan Administrator which shall be a bank or an institution regularly providing administrative agency services with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent or Loan Administrator hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Loan Administrator, and the retiring Administrative Agent or Loan Administrator shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent or Loan Administrator shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent or Loan Administrator, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Loan Administrator.

Section 11.07                     Administrative Agent or Loan Administrator as Lender.  Each bank serving as the Administrative Agent or Loan Administrator hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent or Loan Administrator, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent or Loan Administrator hereunder.

Section 11.08                     No Reliance.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or Loan Administrator or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Loan Administrator or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.  Neither the Administrative Agent nor the Loan Administrator shall be required to keep itself informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or Loan Administrator hereunder, none of the Administrative Agent, the Loan Administrator nor the Lead Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.  In this regard, each Lender acknowledges that Andrews Kurth LLP is acting in this transaction as special counsel to Bank of Montreal in its capacity as the Administrative Agent only, and Shipman & Goodwin LLP is acting in this transaction as special counsel to the Loan Administrator only.  Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09                     Authority to Release Collateral, Liens and Guarantors.  Each Lender hereby authorizes the Administrative Agent to (a) enter into this Agreement and the Security Instruments for the benefit of itself, the Loan Administrator and the Lenders, (b) release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents, (c) to take any action with respect to any collateral or the Loan Documents which may be necessary to perfect and maintain perfected Administrative Agent’s Liens upon the collateral, for its benefit and the ratable benefit of Lenders and(d) subject to Section 12.02(b)(vii), release any Guarantor from its obligations under any Loan Documents if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted under this Agreement.  Each Lender hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases, termination statements, assignments or other documents reasonably requested by the Borrower in connection with such sale or other disposition or such transaction to the extent such sale or other disposition or such transaction is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.

Upon request by the Administrative Agent at any time, the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 11.09.  In each case as specified in this Section 11.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 11.09.

Except with respect to the standard of care described below, the Administrative Agent shall have no obligation to perfect or determine whether the Liens granted to the Administrative Agent herein or pursuant to the Security Instruments have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.  With respect to the perfection of any Liens granted hereunder, the Administrative Agent shall be entitled to rely solely on the direction of the Majority Lenders and their representatives and counsel as to whether such Liens have been properly granted.  Except as directed by the Majority Lenders (subject to the terms hereof), the exercise of reasonable care in the custody of any collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.

Section 11.10                     [Reserved].

Section 11.11                     Filing of Proofs of Claim.  In case of any Default or Event of Default under Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Loan Administrator (regardless of whether the principal of any Loan shall then be due and payable and regardless of whether the Loan Administrator has made any demand on the Borrower) shall be entitled and empowered (but not required), by intervention in such proceeding or otherwise:

(a)                                 to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that is owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Loan Administrator and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Loan Administrator, the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Loan Administrator, the Administrative Agent under Section 3.03 and Section 12.03) allowed in such judicial proceeding; and

(b)                                 to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Each Lender hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to the Loan Administrator; and (ii) if the Loan Administrator shall consent to the making of such payments directly to the Lenders, to pay to the Loan Administrator any amount due for the reasonable compensation, expenses, disbursements and advances of the Loan Administrator and its agents and counsel, and any other amounts due the Loan Administrator under Section 12.03.  Nothing contained herein shall be deemed to authorize the Loan Administrator to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Loan Administrator to vote in respect of the claim of any Lender in any such proceeding.  Each Lender retains its right to file and prove a claim separately.

ARTICLE XII
Miscellaneous

Section 12.01                     Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to it at Magnum Hunter Resources Corporation, 909 Lake Carolyn Pkwy, Suite 600, 909 Lake Carolyn Pkwy, Suite 600, Irving, TX 75039, Attention Joseph C. Daches (Telecopy No. 832-369-6992);

(ii)                                  if to the Administrative Agent or the Issuing Bank, to it at Bank of Montreal, 700 Louisiana Street, Suite 4400, Houston, Texas 77002, Attention Gumaro Tijerina (Telecopy No. 713-223-4007) and Bank of Montreal, 111 West Monroe, Chicago, Illinois 60603, Attention James Jerz (Email james.jerz@bmo.com), with copies to Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attention Tom Perich (Telecopy No. 713-220-7175) and Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attention Sean T. Scott (Telecopy No. 312-706-8482);

(iii)                               if to the Loan Administrator, to it at Cantor Fitzgerald Securities, 110 East 59th Street, New York, New York 10022, Attention Nils Horning (Magnum Hunter Resources) (Telecopy No. (646) 219-1180), with a copy to Cantor Fitzgerald Securities, 900 West Trade Street, Suite 725, Charlotte, North Carolina 28202, Attention Bobbie Young (Telecopy No. (646) 390-1764);

(iv)                              if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)                                 Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Loan Administrator; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Loan Administrator and the applicable Lender.  The Loan Administrator or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)                                 Any and all notices provided to the Administrative Agent pursuant to this Agreement or any other Loan Document shall be provided concurrently to the Loan Administrator.  The Administrative Agent shall have no obligation to provide copies of any notices it receives to the Lenders or any other Person, except to the extent expressly set forth in that certain Partial Agency Transfer Agreement dated as of the Amendment Effective Date.

Section 12.02                     Waivers; Amendments.

(a)                                 No failure on the part of the Administrative Agent, the Loan Administrator or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of the Administrative Agent, the Loan Administrator and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Loan Administrator or any Lender may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Loan Administrator and the Majority Lenders or by the Borrower and the Loan Administrator with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) [reserved], (iii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby in its capacity as a Lender, (iv) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby in its capacity as a Lender, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 8.14, without the written consent of each Lender, (vii) release all or substantially all of the value of the guarantees of the Obligations pursuant to the Guaranty, without the written consent of each Lender, (viii) release any of the collateral (other than as provided in Section 11.09), or reduce the percentage set forth in the definition of “Minimum Collateral Amount” to less than 90%, without the written consent of each Lender, (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Applicable Percentage” or “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender or (ix) waive, amend or modify this Agreement or the Security Agreement in a manner that would alter the ratable treatment of Obligations arising under the Loan Documents without the written consent of each such affected

Person; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Loan Administrator hereunder or under any other Loan Document without the prior written consent of the Administrative Agent or the Loan Administrator (as applicable); provided, further, no such agreement shall amend, modify or otherwise affect Section 12.18 or the definitions of “Issuing Bank”, “Cash Collateral” or “Letters of Credit” in a manner adverse to the Issuing Bank, in each case, without the prior written consent of the Issuing Bank; provided, that the Issuing Bank shall be provided with notice of any such amendment that the parties deem to not be adverse to it prior to execution.  Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent and the Loan Administrator a supplemental schedule clearly marked as such and, upon receipt, the Loan Administrator will promptly deliver a copy thereof to the Lenders.

Section 12.03                     Expenses, Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Loan Administrator and their respective Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent and the Loan Administrator, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent and the Loan Administrator as to the rights and duties of the Administrative Agent, the Loan Administrator and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent or the Loan Administrator in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) [reserved] and (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Loan Administrator or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent and the Loan Administrator in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 In addition, the Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lenders (limited to the reasonable and documented fees, disbursements and other charges of one outside counsel and one financial advisor to the Tranche A Lenders, taken as a whole, one outside counsel and one financial advisor to the Tranche B Lenders, taken as a whole and, if necessary, one local counsel in each relevant jurisdiction for the Administrative Agent, the Loan Administrator, Tranche A Lenders and Tranche B Lenders, taken as a whole) in connection with the Loans, and the transactions contemplated hereby (and pursuant to the Term Sheet), which such payments shall occur on the Amendment Effective Date and thereafter at regularly scheduled intervals or from time to time, as invoiced by such professionals, and in accordance with their engagement letters entered into with the Borrower and (ii) all out-of-pocket expenses of the Lenders (limited to the reasonable and documented fees, disbursements and other charges of one outside counsel and one financial advisor to the Tranche A Lenders, taken as a whole, one outside counsel and one financial advisor to the Tranche B Lenders, taken as a whole and, if necessary, one local counsel in each relevant jurisdiction for the Administrative Agent, the Loan Administrator, Tranche A Lenders and Tranche B Lenders, taken as a whole), for enforcement costs and documentary taxes associated with the Loans, and the transactions contemplated hereby at regularly scheduled intervals or from time to time, as invoiced by such professionals, and in accordance with their engagement letters entered into with the Borrower, provided, however, it is agreed and understood that nothing contained herein shall require the Company to assume the engagement letters entered into with the Borrower or otherwise continue to pay the legal or financial advisors to the Tranche A Lenders or the Tranche B Lenders upon a chapter 11 filing of the Borrower, its Affiliates or any of its Subsidiaries.

(c)                                  The Borrower shall indemnify the Lead Arrangers, the Administrative Agent, the Loan Administrator, the Issuing Bank, each Lender and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or the parties to any other Loan Document of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or by any other Loan Document, (ii) the failure of the Borrower or any Subsidiary to comply with the terms of any Loan Document, including this Agreement, or with any Governmental Requirement, (iii) any inaccuracy of any representation or any breach of any warranty or covenant of the Borrower set forth in any of the Loan Documents or any instruments, documents or certifications delivered in connection therewith, (iv) any loan or Letter of Credit or the use of the proceeds therefrom, including, without limitation, (A) any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit issued by the Issuing Bank if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit, or (B) the payment of a drawing under any Letter of Credit notwithstanding the non-compliance, non-delivery or other improper presentation of the documents presented in connection therewith, (v) the operations of the business of the Borrower and its Subsidiaries by the Borrower and its Subsidiaries, (vi) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments, (vii) any Environmental Law applicable to the Borrower or any Subsidiary or any of their properties, including without limitation, the presence, generation, storage, release, threatened release, use, transport, disposal, arrangement of disposal or treatment of oil, oil and gas wastes, solid wastes or hazardous substances on any of their properties, (viii) the breach or non-compliance by the Borrower or any Subsidiary with any Environmental Law applicable to the Borrower or any Subsidiary, (ix) the past ownership by the Borrower or any Subsidiary of any of their properties or past activity on any of their properties which, though lawful and fully permissible at the time, could result in present liability, (x) the presence, use, release, storage, treatment, disposal, generation, threatened release, transport, arrangement for transport or arrangement for disposal of oil, oil and gas wastes, solid wastes or hazardous substances on or at any of the properties owned or operated by the Borrower or any Subsidiary or any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, (xi) any environmental liability related in any way to the

Borrower or any of its Subsidiaries, (xii) any other environmental, health or safety condition in connection with the Loan Documents, or (xiii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any indemnitee is a party thereto, and such Indemnity shall extend to each Indemnitee notwithstanding the sole or concurrent negligence of every kind or character whatsoever, whether active or passive, whether an affirmative act or an omission, including without limitation, all types of negligent conduct identified in the restatement (second) of torts of one or more of the Indemnitees or by reason of strict liability imposed without fault on any one or more of the Indemnitees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (b) relate to agreements, or obligations to which Borrower and its Subsidiaries are not parties (other than a dispute involving claims against the Administrative Agent, the Loan Administrator or the Issuing Lender, in each case, in its capacity as such), (c) relate to any claim not involving an act or omission by the Borrower or its Affiliates that is brought by an Indemnitee against any other Indemnitee (other than a dispute involving claims against the Administrative Agent, the Loan Administrator or the Issuing Lender, in each case, in its capacity as such), (d) relate to laws, rules or regulations affecting the Lenders, the Administrative Agent or the Lead Arrangers and not the Borrower or its Subsidiaries, or (e) in respect of any property for any occurrence arising from the acts or omissions of the Administrative Agent, the Loan Administrator or any Lender during the period after which such Person, its successors or assigns shall have obtained possession of such property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise).  This Section 12.03(c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(d)                                 To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Loan Administrator under Section 12.03(a) or (c), each Lender severally agrees to pay to the Administrative Agent and the Loan Administrator, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Loan Administrator in their respective capacities as such.

(e)                                  To the extent permitted by applicable law, the Borrower and the Indemnified Parties shall not assert, and hereby waive, any claim against each other, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof (it being understood that, to the extent any Indemnitee is liable to a third party for any special, indirect, consequential or punitive damages, the Borrower’s indemnification obligations set forth in paragraph (b) above shall apply, subject to the proviso contained in such paragraph (b)).  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(f)                                   All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.

Section 12.04                     Successors and Assigns.

(a)                                 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Loan Administrator and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Subject to the conditions set forth in Section 12.04(b)(i), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) without the consent of: (A) the Borrower or any other Loan Party, provided that prior written consent of the Borrower shall be required for an assignment to a Company Competitor or (B) the Loan Administrator, provided, further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Loan Administrator within five Business Days after having received written notice thereof.

(i)                                     Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Loan Administrator) shall not be less than $1,000,000, and the Commitments of any assigning Lender remaining a party hereto after giving effect to the assignment shall be at least $500,000, unless, in each case, each of the Borrower, the Loan Administrator otherwise consents, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to the Loan Administrator an Assignment and Assumption, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Lender, shall deliver to the Loan Administrator an Administrative Questionnaire and any tax documentation required pursuant to Section 5.04(g) and shall deliver notice of the Assignment and Assumption to the Borrower; (E) in the case of an assignment to a CLO, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 12.02 that affects such CLO or (F) no assignment shall be made to (1) a natural Person, (2) the Borrower or any of its Affiliates or Subsidiaries or (3) a Company Competitor without the Borrower’s consent as provided for above.

(ii)                                  Subject to Section 12.04(b)(iii) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.04 and Section 12.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).

(iii)                               The Loan Administrator, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Loan Administrator and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  In connection with any changes to the Register, if necessary, the Loan Administrator will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower and each Lender.

(iv)                              Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b) and any tax documentation required pursuant to Section 5.04(g), the Loan Administrator shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c)                                  (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Loan Administrator, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Loan Administrator and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant.  In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03.  Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii)                                  A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.04(g) as though it were a Lender.

(iii)                               Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, neither the Administrative Agent nor the Loan Administrator shall have any responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)                                  Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05                     Survival; Revival; Reinstatement.

(a)                                 All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Loan Administrator or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Section 5.01, Section 5.02, Section 5.04 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)                                 To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s, the Loan Administrator’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect.  In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent, the Loan Administrator or the Lenders to effect such reinstatement.

Section 12.06                     Counterparts; Integration; Effectiveness.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)                                 This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Arranger and the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof.  This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

(c)                                  This Agreement shall become effective as provided for in the Amendment, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07                     Severability.  Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08                     Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, Swap Agreements with the Borrower or any Restricted Subsidiary) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Restricted Subsidiary against any of and all the obligations of the Borrower or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness.  The rights of each Lender and their respective Affiliates under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or their respective Affiliates may have.  Each Lender agrees to notify the Borrower, the Administrative Agent and the Loan Administrator promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09                     Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement and the Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York without regard to any choice-of-law provisions that would require the application of the law of another jurisdiction; provided, to the extent any of the Security Instruments recite that they are governed by the law of another jurisdiction, or any action or event taken thereunder (such as foreclosure of the Mortgaged Property) requires application of or compliance with the law of another jurisdiction, such provisions and concepts shall apply.

(b)                                 Any legal action or proceeding with respect to the Loan Documents shall be brought in the courts of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and, by execution and delivery of this Agreement, each party hereby accepts for itself and (to the extent permitted by law) in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.  This submission to jurisdiction is non-exclusive and does not preclude a party from obtaining jurisdiction over another party in any court otherwise having jurisdiction.

(c)                                  Each party (except the Administrative Agent and the Loan Administrator) irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address specified in Section 12.01 or such other address as is specified pursuant to Section 12.01 (or its assignment and assumption), such service to become effective 30 days after such mailing.  Nothing herein shall affect the right of a party or any holder of a note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against another party in any other jurisdiction.

(d)                                 Each party hereby (i) irrevocably and unconditionally waives, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any other Loan Document and for any counterclaim therein; (ii) irrevocably waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages (it being understood that, to the extent any Indemnitee is liable to a third party for any special, exemplary, punitive or consequential damages, the Borrower’s indemnification obligations set forth in Section 12.03(c) shall apply, subject to the proviso contained in Section 12.03(c)); (iii) certifies that no party hereto nor any representative or agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledges that it has been induced to enter into this Agreement, the Loan Documents and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 12.09.

Section 12.10                     Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11                     Confidentiality.  Each of the Administrative Agent, the Loan Administrator and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

provided Borrower has been given reasonable advance notice thereof, to the extent permitted by law, and been afforded an opportunity to limit or protest the disclosure, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Loan Administrator or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Loan Administrator or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary, any party hereto (and each employee, representative or other agent of such party) may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to that party relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions, as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby.

Section 12.12                     Exculpation Provisions.  Each of the parties hereto specifically agrees that it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms and conditions of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement and the other Loan Documents; and that it recognizes that certain of the terms of this Agreement and the other Loan Documents may result, subject to the terms hereof and thereof and applicable law, in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability.  Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other loan documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

Section 12.13                     No Third Party Beneficiaries.  This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialmen) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, the Issuing Bank or any Lender for any reason whatsoever.  There are no third party beneficiaries except as provided for in Section 12.03(c).

Section 12.14                     [Reserved].

Section 12.15                     PATRIOT Act Notice.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 12.16                     Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or reimbursement obligation, together with all fees, charges and other amounts that are treated as interest on such Loan or reimbursement obligation under applicable law (collectively the “Charges”), shall exceed the Highest Lawful Rate that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or reimbursement obligation in accordance with applicable law, the rate of interest payable in respect of such Loan or reimbursement obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Highest Lawful Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or reimbursement obligation but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans, reimbursement obligations or periods shall be increased (but not above the Highest Lawful Rate therefor) until such cumulated amount shall have been received by such Lender and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans include amounts which by applicable law are deemed interest which would exceed the Highest Lawful Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Loans (or if such Loans shall have been paid in full, refund said excess to the Borrower).  In the event that the maturity of the Obligations are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Highest Lawful Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Obligations (or, if the applicable Loans shall have been paid in full, refunded to the Borrower of such interest).  The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

Section 12.17                     Intercreditor Agreement.  Each Lender hereby (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) agrees that it will be bound by and will take no action contrary to the provisions of the Intercreditor Agreement as if it were a signatory thereto and (c) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement (including any and all amendments, amendments and restatements, modifications, supplements and acknowledgements thereto as permitted hereby) on behalf of and without any further action by such Lender.

Section 12.18                     Letters of Credit.

(a)                                 Cash Collateral.  On the Amendment Effective Date, the Borrower shall deposit, in an account with the Issuing Bank, in the name of the Issuing Bank and for the benefit of the Issuing Bank, Cash Collateral in an amount equal to 105% of the aggregate undrawn face amount of the Letters of Credit.  The Borrower hereby grants to the Issuing Bank, for the benefit of the Issuing Bank, an exclusive first priority and continuing perfected security interest in and Lien on such Cash Collateral to secure the Borrower’s obligations with respect to draws and all other obligations, including reimbursement obligations, under the Letters of Credit. The Borrower’s obligation to deposit amounts pursuant to this Section 12.18 shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank or any other Person for any reason whatsoever.  Such deposit account or securities account shall be held as collateral securing the payment and performance of the Borrower’s obligations under this Section 12.18 and the applicable Letters of Credit.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Issuing Bank to reimburse the Issuing Bank for any payment pursuant to a Letter of Credit. Within three (3) Business Days of any Letter of Credit terminating, the Issuing Bank shall return any remaining portion of the Cash Collateral attributable to such Letter of Credit to the Borrower. This Section 12.18 shall terminate and cease to be of any force and effect upon termination of all the Letters of Credit. Notwithstanding the foregoing or anything else contained herein to the contrary, to the extent any payments or Cash Collateral in respect of the Letters of Credit are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person, in each case, in any insolvency or liquidation proceeding involving the Borrower under any bankruptcy law, then to such extent, such reimbursement obligations up to the amount of such payments or Cash Collateral so invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, whether mature or contingent, shall be secured on a first priority pari passu basis with the Administrative Agent, Loan Administrator and Lenders in the collateral securing the Obligations.

(b)                                 Obligations Absolute.  The Borrower’s obligation to reimburse for payments pursuant to the Letters of Credit as provided in Section 12.18(a) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 12.18 under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit agreement or this Section 12.18, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit issued by the Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 12,18, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. The Issuing Bank shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(c)                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by the Issuing Bank, which such payment shall be funded with the Cash Collateral as set forth in Section 12.18(a).  The Issuing Bank shall promptly notify the Borrower by telephone (confirmed by telecopy) of such demand for payment; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank with respect to the payment under the Letter of Credit (which such payment shall be funded with the Cash Collateral as provided under this Section 12.18).

Section 12.19                     Moratorium on Financing Alternatives.  Each Lender hereby agrees that from the Amendment Effective Date until November 16, 2015 it shall not in any manner propose or offer to, or solicit from, the Borrower, any of its Subsidiaries or any of the Borrower’s or its Subsidiaries’ affiliates, managers, officers, directors or financial advisors, any aspect of any DIP Financing or similar financing arrangement.  The Borrower and each of its Subsidiaries hereby agree that from the Amendment Effective Date until November 16, 2015 it shall not, and shall not permit any of its managers, officers or financial advisors to, solicit from or discuss in any manner any aspect of any DIP Financing or similar arrangement with any Person.  Notwithstanding the foregoing Section 12.19, the parties hereto agree and acknowledge that the restrictions set forth in this Section 12.19 shall fall away and be of no further force and effect if a Material Adverse Effect under clause (a) of the definition thereof has occurred or is reasonably expected to occur (a “MAE Exception”). In the event an MAE Exception occurs, the Borrower shall deliver, as promptly as practicable, written notice thereof to the Majority Lenders)

[Signatures Begin Next Page]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

MAGNUM HUNTER RESOURCES CORPORATION
a Delaware corporation

By:
Name:	Joseph C. Daches
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Fourth Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

[•]

By:
Name:	[•]
Title:	[•]

ISSUING BANK:

[•]

By:
Name:	[•]
Title:	[•]

Signature Page to Fourth Amended and Restated Credit Agreement

LENDER:

[•]

By:
Name:	[•]
Title:	[•]

Exhibit B

(Attached)

Confidential

Subject to FRE 408

Subject to Continuing Internal and Client Review

Exhibit C

Form of Borrowing Notice

[•][•], 20[•]

Magnum Hunter Resources Corporation, a Delaware corporation (the “Borrower”), pursuant to Section 2.03 of the Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”), among the Borrower, Bank of Montreal, as Administrative Agent, Cantor Fitzgerald Securities, as Loan Administrator and the lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(1)           Aggregate amount of the requested Borrowing is $[•];

(2)           Date of such Borrowing is [•];

(3)           Requested Borrowing is to be a Eurodollar Borrowing;

(4)           In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is 1 month; and

(5)           Location and number of the accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, are as set forth in the funds flow attached hereto as Exhibit A.

The undersigned certifies that he is the chief financial officer of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower.  The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

MAGNUM HUNTER RESOURCES CORPORATION,
a Delaware corporation

By:
Name:
Title:

EXHIBIT D

Term Sheet

MAGNUM HUNTER RESOURCES CORPORATION (“MHR”)

TERM SHEET FOR REFINANCING OF AND INCREASE TO EXISTING FIRST LIEN FACILITY

SUMMARY OF TERMS AND CONDITIONS (NOT A COMMITMENT)

Overview:

Set forth below is a summary of the pertinent terms and conditions for a refinancing of and increase to the loans and other credit accommodations outstanding (the “Refinancing”) under that certain Fourth Amended and Restated Credit Agreement dated as of October 22, 2014 by and among Magnum Hunter Resources Corporation (the “Borrower”), each of the lenders party thereto, Bank of Montreal as administrative agent for the lenders (“Existing Agent”) and the other parties from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Existing RBL Credit Agreement” and the facility thereunder, the “Existing RBL Facility”), which such refinancing shall be in the form of a single tranche of term loans to be borrowed on the Closing Date (as defined below) in an aggregate principal amount equal to $[60] million) (the “Refinancing Facility”).

The New First Lien Lenders understand that time is of the essence, and that the Company would like the New First Lien Lenders to fund the Refinancing Facility on Friday October 30 or Monday November 2. To that end, the New First Lien Lenders would ask that the Company and its advisors cooperate as fast as reasonably practicable to provide any and all due diligence requests made by the advisors to the New First Lien Lenders.

The New First Lien Lenders are anticipating, based on conversations with the Company, that the Refinancing Facility will provide the Company with liquidity for approximately 30-45 days. During this time, the Company and the New First Lien Lenders will continue to discuss various options and alternatives regarding the Company’s balance sheet.

If an out-of-court alternative is ultimately agreed upon between the New Senior Notes Lenders, the New Second Lien Lenders and the Company, the New First Lien Lenders will work with the Company in good faith to document any necessary transaction, including, without limitation, a potential financing transaction to give the Company the necessary flexibility to pursue various alternatives.

If an in-court alternative is ultimately agreed upon among the New Senior Notes Lenders and the New Second Lien Lenders (both as defined below) that has the Company’s support, it is the parties’ intention to work together in good faith to document any related DIP Financing, plan of reorganization term sheet (including the necessary commitments for exit financing), and a restructuring support agreement, prior to the filing for chapter 11.

For the avoidance of doubt, nothing herein shall obligate the Company, the New Senior Notes Lenders, the New Second Lien Lenders, or any other stakeholder of the Company to reach agreement regarding the terms or conditions regarding an in-court or out-of-court alternative.

Lenders:

The Refinancing is to be provided by (a) certain holders (representing approximately 77%) of the Borrower’s 9.75% Senior Notes due 2020 (the “Senior Notes”) (solely in their capacity as such, the “New Senior Notes Lenders”) and (b) certain holders of the loans outstanding (representing approximately 69%) under the Borrower’s Second Lien Credit Facility(1) (solely in their capacity as such, the “New Second Lien Lenders” and, collectively with the New Senior Notes Lenders, and solely in their capacity as such, the “New First Lien Lenders”) to the Borrower and its restricted subsidiaries(2) (collectively, the “Company”). It is agreed and understood that the New Senior Notes Lenders and New Second Lien Lenders shall each participate in 50% of the total committed amount of the Refinancing Facility (and that such equal participation shall be both for the refinancing of the Existing RBL Facility as well as the additional approximately $[15] million in new lending).

In light of timing, the ability to be a New First Lien Lender will not be offered to all holders of Senior Notes or all holders of the Second Lien Credit Facility. If the Company ultimately files for chapter 11, and DIP Financing is

(1)         The “Second Lien Credit Facility” refers to that certain credit facility, dated as of October 22, 2014, between and among Magnum Hunter Resources Corporation, as borrower, each of the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, in the principal amount of $340,000,000.  There is approximately $337.4 million in principal amount outstanding under the Second Lien Credit Facility.

(2)         “Restricted Subsidiaries” has the meaning as defined in the Existing RBL Facility.

provided by the New First Lien Lenders, it is the New First Lien Lender’s intentions that the opportunity to be a DIP Lender (but not a New First Lien Lender) shall be offered to each holder of the Senior Notes on a pro rata basis based upon the holdings of such holder as a percentage of the total outstanding principal amount of the Senior Notes, and each holder of the Second Lien Credit Facility on a pro rata basis based upon the holdings of such holder as a percentage of the total outstanding principal amount of the Second Lien Credit Facility. If the Company and the New First Lien Lenders ultimately agree to a longer term out-of-court financing, it is the New First Lien Lenders’ intention that the opportunity to be a lender thereunder (but not a new First Lien Lender) shall be offered to each holder of the Senior Notes on a pro rata basis based upon the holdings of such institutions as a percentage of the total outstanding principal amount of the Senior Notes, and each holder of the Second Lien Credit Facility on a pro rata basis based upon the holdings of such holder as percentage of the total outstanding principal amount of the Second Lien Credit Facility.

[If any such DIP Financing or longer term out-of-court financing is provided by the New First Lien Lenders, it is agreed and understood that the New Senior Notes Lenders and the New Second Lien Lenders shall each participate in 50% of the total committed amount of DIP Financing.]

Administrative Agent:	The Administrative Agent for the Refinancing Facility will be the agent for the Existing RBL Facility.

Borrower:	The Borrower.

Guarantors:

The entities that are guarantors of the Existing RBL Facility will guarantee the Refinancing Facility (collectively, the “Guarantors”) on the same terms and conditions that they guarantee the Existing RBL Facility.

Purpose of Refinancing Facility/Use of Proceeds/Amount of Refinancing Facility:

The purpose of the Refinancing Facility is to provide the Company the necessary liquidity to stabilize its operations while the New Senior Notes Lenders and New Second Lien Lenders discuss with the Company (and its other stakeholders) the terms of a consensual transaction, as noted above.

In accordance with and solely subject to the Budget (as defined below), proceeds of the Refinancing Facility will be used (i) to refinance the existing loans outstanding under the Existing RBL Facility, (ii) cash collateralize letters of credit outstanding under the Existing RBL Facility, (iii) for general corporate purposes of the Company (including payment of certain trade payables and fees and expenses in connection with the transactions contemplated hereby) and (iv) for certain transaction fees and other costs and expenses.

The Refinancing Facility will be in an aggregate principal amount of up to $[60] million, plus closing fees on the terms set forth herein, (a) approximately $44 million of which will be used to refinance loans currently outstanding under the Existing RBL Facility and cash collateralize letters of credit outstanding under the Existing RBL Facility and (b) the remainder (approximately $[15] million) of which shall be used in accordance with the Use of Proceeds described above.

Refinancing Facility Termination Date:

The Refinancing Facility shall become due and payable on the Refinancing Facility Termination Date. The “Refinancing Facility Termination Date” shall be the earlier of: (a) the filing of a chapter 11 case (or cases) by the Borrower or any of its subsidiaries; (b) December 30, 2015; or (c) the acceleration of the Refinancing Facility, as determined by the Requisite Lenders (as defined herein).

Loan Documents:

The Refinancing Facility will be documented through an amendment and restatement to the Existing RBL Facility, which will include the terms and conditions in this Term Sheet that are not otherwise found in the Existing RBL Facility. Any terms and conditions that are in this Term Sheet that relate to the Refinancing Facility but are not found in the currently existing documentation governing the Existing RBL Facility will become part of the Refinancing Facility through such amendment and restatement.

The Refinancing Facility (and the New First Lien Lenders thereof) will have all of the protections of being a “Senior Obligation” (and the New First Lien Lenders will have all of the protections of being a “Senior Secured Party”) under that certain Intercreditor Agreement among the Borrower, the other grantors party thereto, Bank of Montreal and Credit Suisse AG, Cayman Islands Branch (the “Intercreditor Agreement”); provided, that, for the avoidance of doubt, the Company shall not be prohibited from accepting a DIP Financing proposal from the lenders under the Second Lien Credit Facility and/or the holders of the Senior Notes; provided, that, for the avoidance of doubt, nothing in this Term Sheet other than as specifically noted, shall affect the terms of the Intercreditor Agreement.

Interest Rate:	L+[4.00]% per annum..

Default Interest:

During the continuance of an event of default, the overdue amounts outstanding under the Refinancing Facility will bear incremental default interest at the rate of 4.00% per annum; provided, that, if the Company enters into a New Financing provided by (i) holders of Senior Notes and the Second Lien Lenders upon the Refinancing Facility Termination Date, then such incremental default interest shall be 2.00% per annum or (ii) either holders of the Senior Notes or Second Lien Lenders (but not both), then such default interest shall be 3.00% per annum.

Amortization:	None.

Mandatory Prepayments:

Mandatory prepayments of the Refinancing Facility will be similar to those customarily found for facilities of this type, size and duration, and will include 100% of the proceeds from any occurrences or transactions customarily included in mandatory prepayment provisions, with no reinvestment rights; provided, however, the proceeds from the [three specific asset sales discussed at diligence meeting] (the “Permitted Asset Sales”) in an aggregate amount of not more than $10 million shall not be required to be prepay the Refinancing Facility.(3)

Documentation will include removal of borrowing base mechanics in light of term loan nature of Refinancing Facility.

Security and Priority of Refinancing Facility:

The Refinancing Facility will have the same security(4) and priority as the loans under the Existing RBL Facility (including, without limitation, over Oil and Gas Properties representing the Minimum Collateral Amount) and will enjoy the same protections and suffer the same obligations as the loans thereunder including, without limitation, under the Intercreditor Agreement (as set forth above).

Conditions Precedent to	The closing date for the Refinancing Facility (the “Closing

(3)         NTD: Okay with Company. Second Lien mandatory prepayment provision will need to be tweaked to be consistent with this approach.

(4)         Subject to review of security documents and further diligence.

Funding:	Date”) shall be subject to the following conditions:

A.

All documentation for the Refinancing Facility (including the amendment and restatement, all security documentation, etc.) shall be in form and substance consistent with this term sheet and otherwise reasonably satisfactory to the New First Lien Lenders and their respective counsel.

B.

The New First Lien Lenders shall be satisfied that there shall not occur as a result of the Refinancing Facility a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Borrower’s or Guarantors’ debt instruments and other material agreements.

C.

All necessary governmental and third party consents and approvals necessary in connection with the Refinancing Facility and the transactions contemplated thereby shall have been obtained and shall remain in effect; and no law or regulation shall be applicable that restrains, prevents or imposes adverse conditions upon the Refinancing Facility or the transactions contemplated thereby.

	D.	The New First Lien Lenders shall have a valid and perfected first priority lien on and security interest in any Collateral granted under the Refinancing Facility.

E.

The New First Lien Lenders shall have received the Initial Budget (as defined below) which will govern the use of the Refinancing Facility, which Initial Budget shall be in form and substance satisfactory to the New First Lien Lenders.

	F.	There shall exist no default under the Refinancing Credit Facility upon giving effect to the amended terms.

G.

The Borrower shall have provided evidence to the Administrative Agent and the administrative agent under the Second Lien Credit Facility (the “Second Lien Administrative Agent” that a first priority perfected security interest in favor of the Administrative Agent for the benefit of the first lien secured parties (and a second priority perfected security interest in favor of the Second Lien

Administrative Agent for the benefit of the second lien secured parties) shall exist on all Oil and Gas Properties necessary to ensure that the Mortgage Properties represent at least the Minimum Collateral Amount.(5)

H.

All of the representations and warranties of the Borrower and each Guarantor under the Refinancing Facility shall be true and correct in all material respects (or in the case of representations and warranties with a “materiality” qualifier, true and correct in all respects) immediately prior to, and after giving effect to, such funding.

I.

The funding of the Refinancing Facility shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.
J. Payment of any and all fees and expenses of the advisors to the Ad Hoc Group of Senior Noteholders and the Ad Hoc Group of Second Lien Lenders incurred through the Closing Date in accordance with this Term Sheet, as well as the execution by the Company of the engagement letters to both the legal and financial advisors of the Ad Hoc Group of Senior Noteholders and the Ad Hoc Group of Second Lien Lenders.

	K.	Completion of due diligence (and receipt of all information reasonably requested) by the New First Lien Lenders and their advisors. (6)

Representations and Warranties:

The Refinancing Facility will have at least the same representations and warranties as the Existing RBL Facility, subject to customary adjustments for financings of this type, and subject to any other items as a result of the completion of due diligence.

Affirmative Covenants:	The Refinancing Facility will have at least the same affirmative covenants as the Existing RBL Facility, subject to customary adjustments for financings of this type, and

(5)         NTD: From a timing perspective, it will not be possible to convey all title information within the given time frame (we’ve learned it’s held in several of MHR’s offices around the country). We ask the second liens to rely on the title review that Latham has historically completed for the Second Lien Facility.

(6)         NTD:  Subject to Company review of advisor letters.

subject to any other items as a result of the completion of due diligence.

In addition, the Loan Documents will contain reporting requirements customarily found in loan documents for similar financings and other reporting requirements deemed by the New First Lien Lenders to be reasonably appropriate to the specific transaction, including, without limitation, (i) an initial 6-week weekly budget, in form and substance satisfactory to the New First Lien Lenders (the “Initial Budget”) and (ii) a new 6-week weekly budget, in form and substance satisfactory to the New First Lien Lenders, every other week thereafter (together with the Initial Budget, the “Budget”) together with a variance report, in form and substance and containing information reasonably requested by the New First Lien Lenders, for the immediately preceding week.

The Borrower shall agree to participate (together with its advisors) in a weekly call with the New First Lien Lenders and their advisors to discuss: (a) the Budget and such variance report and (b) the status of negotiations on any DIP financing proposals received by the Company, and the status of any DIP marketing efforts. In addition, the Borrower will provide, at all reasonable times and upon reasonable prior notice during the term of the Refinancing Facility, access to the New First Lien Lenders’ advisors, as reasonably requested, to the Company’s management and advisors concerning information regarding its relationships with and accounts payable to its contract counterparties.(7)

Negative Covenants:

The Refinancing Facility will have at least the same negative covenants as the Existing RBL Facility, subject to customary adjustments for financings of this type, and subject to any other items as a result of the completion of due diligence. For the avoidance of doubt, however, the documentation for the Refinancing Facility will remove almost any and all of the following that may have been permitted under the Existing RBL Facility, other than as already exist on the Closing Date (including pursuant to contractual obligations existing on the Closing Date) and other than in the ordinary course of business: (a) debt issuances, (b) equity issuances; (c) restricted payments; (d)

(7)         NTD: The purpose of this provision is that there will be reasonable transparency as between the Company’s operations and the New First Lien Lenders’ advisors.  The New First Lien Lenders will only be provided access to non-public information regarding the Company’s individual accounts payable upon the execution of a confidentiality agreement.

payments or transfers to affiliates and/or insiders; (e) asset sales (other than Permitted Asset Sales that are (i) for fair market value and (ii) in exchange for consideration in the form of cash and customary assumption of liabilities); (f) payments (dividends, etc.) to holders of preferred or common equity; (g) incurrence of liens, and (h) investments.

In addition, the Refinancing Facility will contain a covenant restricting the Company’s ability to engage in any marketing of the Company’s equity in Eureka Hunter Holdings, LLC, other than if bidders contact the Company (i.e. a no-shop) and other than any bidders that have already been engaged in such marketing efforts as of the Closing Date (as disclosed to the New First Lien Lenders’ advisors); in the event of any such contact or proposal being made, the Company shall advise the New First Lien Lenders’ advisors within 24 hours of receipt of any such contact or proposal, and will consult and coordinate with the New First Lien Lenders on any Company response(s) to such contacts or proposals(8).

It is intended that any and all payments to be made by the Company during the term of the Refinancing Facility will be governed by the Budget, and that during the term of the Refinancing Facility the Company shall work with, and negotiate in good faith with, the New First Lien Lenders on the terms of a consensual restructuring (either in or out of court, as noted above).

Financial Covenant:

The Refinancing Facility will contain a cumulative budget variance covenant (measured each every other week beginning with the second first full week to occur after the Closing Date, which such first test shall (if applicable) cover the “stub” period from the Closing Date through the end of such second full week) with a cushion of 20%, as well as an additional basket of $5.0 million at any time utilized for the purpose of repaying outstanding account payables outside of the budget variance covenant.. Such covenant shall be tested on a “cumulative’ basis for disbursements and receipts separately over a period beginning on the Closing Date and running through the last date of the applicable week of testing. Such covenant shall

(8)         To be further discussed with the Company.

be tested every other week.(9)

Events of Default:

The Refinancing Facility will have at least the same events of default as the Existing RBL Facility, subject to customary adjustments for financings of this type, and subject to any other items as a result of the completion of due diligence It is also anticipated that the “grace periods” for certain defaults shall be reduced and that there shall be no grace period for certain of the specific covenants listed in this Term Sheet.

Indemnification and Expenses:

The Borrower will indemnify the Administrative Agent, the New First Lien Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all costs, expenses (including reasonable and documented fees, disbursements and other charges of outside counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrower or any of its affiliates) that relates to the Refinancing Facility, or the transactions contemplated thereby; provided that no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from its gross negligence or willful misconduct.

In addition, (a) all out-of-pocket expenses of the Administrative Agent and the New First Lien Lenders (limited to the reasonable and documented fees, disbursements and other charges of one outside counsel to the Administrative Agent, one outside counsel and one financial advisor to the New Senior Note Lenders, taken as a whole, one outside counsel and one financial advisor to the New Second Lien Lenders, taken as a whole and, if necessary, one local counsel in each relevant jurisdiction for the Administrative Agent, New Senior Note Lenders and New Second Lien Lenders, taken as a whole) in connection with the Refinancing Facility, and the

(9)         Note: We’re okay with every other week for a facility of such short duration, but would expect a longer period in a DIP context.

transactions contemplated thereby (and pursuant to this Term Sheet) shall be paid by the Borrower on the Closing Date and thereafter at regularly scheduled intervals or from time to time, as invoiced by such professionals, and in accordance with their engagement letters and (b) all out-of-pocket expenses of the Administrative Agent and the New First Lien Lenders (limited to the reasonable and documented fees, disbursements and other charges of one outside counsel to the Administrative Agent, one outside counsel and one financial advisor to the New Senior Note Lenders, taken as a whole, one outside counsel and one financial advisor to the New Second Lien Lenders, taken as a whole and, if necessary, one local counsel in each relevant jurisdiction for the Administrative Agent, New Senior Note Lenders and New Second Lien Lenders, taken as a whole), for enforcement costs and documentary taxes associated with the Refinancing Facility, and the transactions contemplated thereby (and pursuant to this term sheet) will be paid by the Borrower at regularly scheduled intervals or from time to time, as invoiced by such professionals, and in accordance with their engagement letters, provided, that, nothing herein shall require the Company to assume the engagement letters or otherwise continue to pay the legal or financial advisors to the Administrative Agent, New Senior Notes Lenders or the New Second Lien Lenders upon a chapter 11 filing of the Company or its affiliates or subsidiaries.

Assignments and Participations:

Neither assignments nor participations shall require the consent of the Administrative Agent, the Borrower, or the Guarantors (other than assignments to the Company’s Competitors). The Company’s “Competitors” shall consist of other operating companies (and their subsidiaries and readily identifiable affiliates) in the exploration and production or midstream industry (“Operating Competitors”).

Requisite Lenders:

Requisite Lenders shall require both (a) New First Lien Lenders holding at least a majority of the funded loans and commitments under the Refinancing Facility held by the New Senior Notes Lenders and (b) New First Lien Lenders holding at least a majority of the funded loans and commitments under the Refinancing Facility held by the New Second Lien Lenders (if applicable) (the “Requisite Lenders”).

For the avoidance of doubt, any provision of this Term Sheet that requires the consent of the “New First Lien Lenders” will require the consent of (a) a majority of the

New Senior Notes Lenders and (b) a majority of the New Second Lien Lenders (if applicable).

Facility Fee:

The Company shall owe a fee of $250,000 (the “Facility Fee”) to the New First Lien Lenders, to be allocated 50% to New Senior Note Lenders (“Senior Note Facility Fee”) and 50% to New Second Lien Lenders (the “Second Lien Facility Fee”) provided, that, if the Company executes a commitment letter or enters into an agreement extending this out-of-court financing agreement or an agreement that provides for DIP Financing (a “New Financing”) provided by (i) holders of Senior Notes and lenders under the Second Lien Credit Agreement (“Second Lien Lenders”) upon the Refinancing Facility Termination Date, then such Facility Fee shall be waived, (ii) holders of Senior Notes only (i.e., no participation from the Second Lien Lenders) upon the Refinancing Facility Termination Date, then the Senior Note Facility Fee shall be waived or (iii) Second Lien Lenders only (i.e., no participation from holders of Senior Notes) upon the Refinancing Facility Termination Date, then the Second Lien Facility Fee shall be waived.

For purposes of this provision, “waived” means that 100% of the applicable amount shall be (a) refunded to the Company by the recipients thereof and/or (b) the Company shall receive dollar-for-dollar credit of such amount under the New Financing.

Amendments:	Requisite Lenders, except for provisions customarily requiring approval by all affected Lenders.

Miscellaneous:

The Loan Documents will include (i) standard yield protection provisions, (ii) waivers of consequential damages and jury trial, (iii) customary agency, set-off and sharing language, and (iv) other provisions customarily found in loan agreements for similar bridge financings (as applicable) deemed by the New First Lien Lenders to be reasonably appropriate to this specific transaction.

Governing Law and Submission to Non-Exclusive Jurisdiction:	State of New York.

Counsel to New First Lien Lenders:	Akin Gump Strauss Hauer & Feld LLP (as counsel to Ad Hoc Group of Senior Noteholders) and Weil Gotshal & Manges, LLP (as counsel to Ad Hoc Group of Second Lien

Lenders).

Senior Notes Coupon:

The holders of the Senior Notes that are New First Lien Lenders shall execute any necessary documentation effectuating revisions to accommodate the Refinancing Facility and a forbearance with regard to the exercise of rights and remedies as a result of the Company’s failure to pay the interest payment due on November 15, 2015 under the Senior Notes and interest payment due on October 30, 2015 under the Second Lien Credit Facility until the earliest of (a) December 30, 2015, (b) the filing of a chapter 11 case (or cases) by the Borrower or any of its subsidiaries, and (c) the occurrence of an Event of Default under the Refinancing Facility (subject to a grace period of 10 business days and the benefit of any waivers thereof).

Second Lien Interest Payment:

The holders of the second lien loans that are the New First Lien Lenders shall execute any necessary documentation effectuating revisions to accommodate the Refinancing Facility and a forbearance with regard to the exercise of rights and remedies as a result of the Company’s failure to pay the interest payment due on October 30, 2015 under the Second Lien Credit Facility and the interest payment due on November 15, 2015 under the Senior Notes until the earliest of (a) December 30, 2015, (b) the filing of a chapter 11 case (or cases) by the Borrower or any of its subsidiaries, and (c) the occurrence of an Event of Default under the Refinancing Facility (subject to a grace period of 10 business days and the benefit of any waivers thereof).

Exhibit E

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Fourth Amended and Restated Credit Agreement, dated as of October 22, 2014 (as amended, restated, supplemented or otherwise modified from time to time and in effect on the date hereof, the “Credit Agreement”), among Magnum Hunter Resources Corporation, the Lenders named therein, Bank of Montreal, as Administrative Agent for the Lenders and Cantor Fitzgerald Securities, as Loan Administrator for the Lenders.  Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date.  The Assignee hereby acknowledges receipt of a copy of the Credit Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption is being delivered to the Administrative Agent and the Loan Administrator (with a copy to the Borrower) together with (i) any documentation required to be delivered by the Assignee pursuant to Section 5.04(g) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Loan Administrator, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to the Loan Administrator pursuant to Section 12.04(b) of the Credit Agreement.

Each Assignee represents that it is not a Company Competitor.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment (“Assignment Date”):

Facility	Principal Amount Assigned	Percentage Assigned of Facility/Commitment (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate Commitments of all Lenders thereunder)
Commitment Assigned:	$		%
Loans:

The terms set forth above are hereby agreed to:

[Name of Assignee], as Assignee

By:
Name:
Title:

[Name of Assignee], as Assignee

By:
Name:
Title:

The undersigned hereby consent to the within assignment:(10)

MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation	CANTOR FITZGERALD SECURITIES, as Loan Administrator

By:	By:
Name:	Name:
Title:	Title:

(10)        Consents to be included to the extent required by Section 12.04(b) of the Credit Agreement.